Exhibit (a)(1)(i)

PDL BIOPHARMA, INC.

OFFERING MEMORANDUM

EXCHANGE OFFER FOR

ALL OUTSTANDING

2.875% CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

(CUSIP Nos. 69329YAB0 and 69329YAA2)

for new 2.875% Series 2011 Convertible Senior Notes due February 15, 2015

This exchange offer will expire at 5:00 p.m., New York City time, on December 13, 2011, unless extended or earlier terminated.

Upon the terms and subject to the conditions set forth in this offering memorandum and the accompanying letter of transmittal, we are offering to exchange any and all of our outstanding 2.875% Convertible Senior Notes due February 15, 2015, which we refer to herein as “old notes,” for our 2.875% Series 2011 Convertible Senior Notes due February 15, 2015, which we refer to herein as “new notes,” and a cash payment. For each $1,000 principal amount of outstanding old notes, we are offering to exchange the following “exchange offer consideration:”

•	new notes in the principal amount of $1,000; plus

•	a cash payment equal to $2.50, which we refer to herein as the “note exchange payment.”

New notes will be issued only in denominations of $1,000 or an integral multiple thereof.

The terms of the new notes will be substantially the same as the terms of the old notes, except as follows. The new notes will contain (i) a net share settlement feature and (ii) a conditional conversion feature. As a result of these new features, the anti-dilution provisions and settlement procedures for the new notes have been modified, and changes were made to the anti-dilution provisions in conformity with our 3.75% Convertible Senior Notes due 2015, which also have net share settlement and conditional conversion features. Holders of the old notes may freely convert their old notes at any time solely into shares of our common stock. By contrast, upon conversion of the new notes, we will pay the conversion value, calculated on a proportionate basis for each trading day in a 40 trading day cash settlement averaging period, in cash up to the daily allocation of the principal amount of the new notes (1/40th of $1,000, or $25) for each such trading day, and in shares of Company common stock for any conversion value in excess of such cash payment. Certain changes have been made to the settlement procedures and the anti-dilution provisions of the new notes in order to accommodate the effects of this net share settlement feature and the 40 trading day cash settlement averaging period. The anti-dilution provisions of the new notes are described in this offering memorandum. Additionally, holders of the new notes may convert their notes at their option prior to the close of business on the second scheduled trading day prior to maturity only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending December 31, 2011, if the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price for the new notes on the last day of such preceding fiscal quarter; (2) during the five business-day period immediately after any five consecutive trading-day period, which we refer to as the measurement period, in which the trading price per $1,000 principal amount of new notes for each trading day of that measurement period was less than 98% of the product of the closing price of our common stock and the conversion rate for the new notes for each such day; (3) if we call any or all of the new notes for redemption, at any time prior to the close of business on the last business day prior to the redemption date; or (4) upon the occurrence of specified corporate events. On and after August 15, 2014, until the close of business on the second scheduled trading day immediately preceding the stated maturity date for the new notes, holders may convert their notes at any time, regardless of the foregoing circumstances.

We will not issue fractional shares of common stock upon conversion of the new notes. Instead, we will pay cash for the fractional amount based upon the daily VWAP (as defined in “Description of New Notes—Conversion of Notes—Settlement Upon Conversion”) of the common stock on the last trading day of the relevant cash settlement averaging period.

The exchange offer will expire at 5:00 p.m., New York City time, on December 13, 2011, unless extended or earlier terminated, which time, as may be so extended or terminated, we refer to herein as the “expiration time.” You must validly tender your old notes for exchange in the exchange offer prior to the expiration time to receive the exchange offer consideration. You should carefully review the procedures for tendering old notes beginning on page 34 of this offering memorandum. You may withdraw old notes tendered in the exchange offer at any time prior to the expiration time.

Any old notes not validly tendered will not be accepted by us for exchange and holders of the old notes not validly tendered will not receive the exchange offer consideration.

The exchange offer is subject to the conditions discussed under “Terms of the Exchange Offer—Conditions of the Exchange Offer.” The exchange offer is not conditioned on the tender of any minimum aggregate principal amount of old notes.

As of November 14, 2011, the aggregate principal amount of old notes outstanding was $180 million. The old notes are not listed for trading on any national securities exchange.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PDLI.” The last reported sale price of our common stock on November  10, 2011, was $6.06 per share.

We urge you to carefully read the “Risk Factors” section of this offering memorandum beginning on page 15 before you make any decision regarding the exchange offer.

You must make your own decision whether to tender old notes in the exchange offer, and, if so, the amount of old notes to tender. Neither we, the tender and paying agent, the information agent nor any other person is making any recommendation as to whether or not you should tender your old notes for exchange in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or these securities or determined if this offering memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

The tender and paying agent for this offer is The Bank of New York Mellon Trust Company, N.A. The information agent for this offer is Georgeson Inc.

THE DATE OF THIS OFFERING MEMORANDUM IS NOVEMBER 15, 2011.

i

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended, which we refer to herein as the “Securities Act,” to exempt the exchange offer from the registration requirements of the Securities Act. Section 3(a)(9) provides that the registration requirements of the Securities Act will not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.” We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the exchange offer. Officers and regular employees of our company, who will not receive additional compensation therefor, may solicit tenders from holders. In addition, we have not engaged or authorized any financial advisor, broker, dealer, salesperson, agent or any other person to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the exchange offer. You must comply with all applicable laws and regulations in force in any applicable jurisdiction, and you must obtain any consent, approval or permission required for the purchase, offer or sale by you of the new notes under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale, and we will not have any responsibility therefor. We are not making any representation to any participant in this offering regarding the legality of the exchange offer under any investment or similar laws or regulations.

No dealer, salesman or other person has been authorized to give any information or to make any representations with respect to the matters described in this offering memorandum, other than those contained in, or incorporated by reference into, this offering memorandum. If given or made, such information or representations may not be relied upon as having been authorized by us.

This offering memorandum is submitted to holders for informational use solely in connection with their consideration of the exchange offer described in this offering memorandum. Its use for any other purpose is not authorized. The offering memorandum may not be copied or reproduced in whole or in part nor may it be distributed or any of its contents be disclosed to anyone other than the holder to whom it is submitted.

In making an investment decision, holders must rely on their own examination of us and the terms of the exchange offer, including the merits and risks involved. The information contained in this offering memorandum is correct as of the date hereof and neither the delivery of this offering memorandum nor the consummation of the exchange offer shall create the implication that the information contained herein is correct at any time after the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date. No representation is made to any holder regarding the legality of an investment in the new notes under any applicable legal investment or similar laws or regulations. The contents of this offering memorandum are not to be construed as legal, business or tax advice. Holders should consult their own attorneys, business advisors or tax advisors as to legal, business or tax advice with respect to the exchange offer.

Questions regarding the exchange offer, requests for assistance in tendering your old notes or requests for additional copies of this offering memorandum or the letter of transmittal should be directed to Georgeson Inc., the information agent for the exchange offer, at the telephone number or the address listed on the back cover page of this offering memorandum. Holders of old notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the exchange offer.

FORWARD-LOOKING STATEMENTS

Some of the statements made and information contained in this offering memorandum, excluding historical information, are “forward-looking statements” as defined in Section 27A of the Securities Act and 21E of the

Securities Exchange Act of 1934, as amended, which we refer to herein as the “Exchange Act.” Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Any of the following factors may impact the achievement of results:

•	our ability to protect our patent and other intellectual property rights through litigation or other means;

•	our ability to acquire new patents and the cost thereof;

•	the validity and enforceability of our supplementary protection certificates;

•

continued market acceptance of products sold by our licensees upon which we receive royalties, approval of their licensed products that are in development and continued performance by our licensees of their obligations under their agreements with the Company;

•	the ability of our licensees to maintain or obtain regulatory approvals;

•	changes in the third-party reimbursement environment;

•	expiration of our existing patents;

•	the payment of dividends or distributions to our stockholders;

•	failure to meet securities analyst or investor expectations;

•	delisting from the NASDAQ Global Select Market;

•	fluctuation in revenues and operating results;

•	fluctuations in foreign currency exchange rates;

•	our ability to attract, retain and integrate key employees;

•	our ability to collect under our indemnification rights from Abbott Biotherapeutics Corp. (fka Facet Biotech Corporation and referred to herein as “Facet”);

•	entry into acquisitions or other material royalty asset transactions that may not produce anticipated royalty revenues; and

•	errors in royalty payment calculations and other factors beyond our control.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. Additional information regarding these and other factors may be contained in our filings with the Securities and Exchange Commission (SEC), especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

WHERE YOU CAN FIND MORE INFORMATION

PDL BioPharma, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street NE, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this offering memorandum and you should not consider that information a part of this offering memorandum.

You can also inspect reports, proxy statements and other information about us at the offices of the NASDAQ Global Select Market, One Liberty, 165 Broadway, New York, New York 10005.

You also may obtain a free copy of our most recent annual report on Form 10-K, quarterly report on Form 10-Q and proxy statement on our Internet website at www.pdl.com. Other than the documents filed with the SEC and incorporated by reference into this offering memorandum, the information contained on our website does not constitute a part of this offering memorandum.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this offering memorandum. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this offering memorandum, except for any information that is superseded by information that is included directly in this document.

This offering memorandum incorporates by reference the documents and information listed below that we have filed with the SEC but have not been included or delivered with this offering memorandum.

•	Our annual report on Form 10-K for the year ended December 31, 2010;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011;

•

Our current reports on Form 8-K filed with the SEC on March 8, 2011, April 18, 2011, May 13, 2011, May 16, 2011, May 24, 2011 (Item 8.01 and Exhibit 99.2 only), May 26, 2011, June 6, 2011, June 16, 2011, June 24, 2011, July 5, 2011, July 11, 2011, September 8, 2011 (Item 8.01 and Exhibit 99.3 only), September 15, 2011, and October 19, 2011;

•	The description of our common stock in our registration statement on Form 8-A filed with the SEC on December 23, 1991, as amended on Form 8-A/A filed with the SEC on January 22, 1992.

•

The information set forth under the captions “Election of Directors,” “Information Relating to Committees of the Board,” “Code of Ethics,” “Compensation of Our Directors and Officers,” “Executive Officers,” “Executive Officer Compensation,” “Compliance with Section 16(a),” “Compensation Committee Report,” “Security Ownership of Certain Beneficial Owners and Management” and “Principal Independent Registered Public Accounting Firm Fees and Services” contained in our Proxy Statement relating to our June 22, 2011, annual meeting of stockholders and incorporated into our annual report on Form 10-K.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after to the date of this offering memorandum and prior to the closing of this exchange offer. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this offering memorandum), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this offering memorandum. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of this exchange offer will automatically update and supersede previous information included or incorporated by reference in this offering memorandum.

You can obtain any of the documents incorporated by reference in this offering memorandum from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this offering memorandum. You can obtain documents incorporated by reference in this offering memorandum by requesting them in writing or by telephone from us at the following address:

Investor Relations

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, Nevada 89451

(775) 832-8500

In order to ensure timely delivery, you must request the information no later than five business days before the expiration of the exchange offer. This request must be made by December 6, 2011.

v

SUMMARY

The following summary may not contain all of the information you should consider before investing in the new notes and should be read in conjunction with the more detailed information, financial statements and related notes appearing elsewhere in or incorporated by reference in this offering memorandum. This offering memorandum contains forward-looking statements, which involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this offering memorandum.

Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to PDL BioPharma, Inc., a Delaware corporation, and its predecessors and subsidiaries.

PDL BIOPHARMA, INC.

Our business is managing our intellectual property assets, which consist of our Queen et al. patents and license agreements with leading pharmaceutical and biotechnology companies pursuant to which we have licensed certain rights under our Queen et al. patents, investing in new royalty bearing assets and maximizing the value of our existing patent portfolio and related assets. We receive royalties based on our license agreements on sales of a number of humanized antibody products marketed today and also may receive royalty payments on additional humanized antibody products launched before final general patent expiry of the Queen et al. patents in 2014. Under our existing licensing agreements, we are entitled to receive a flat-rate or tiered royalty based upon our licensees’ net sales.

Until December 2008, our business included a biotechnology operation that was focused on the discovery and development of novel antibodies, which we spun-off as Facet. From March 2005 until March 2008, we also had commercial and manufacturing operations that we partially divested in 2006 and fully divested in 2008.

For more information about our business, please refer to the “Business” section in our most recent annual report on Form 10-K filed with the SEC and incorporated by reference in this offering memorandum and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and incorporated by reference in this offering memorandum.

We were organized as a Delaware corporation in 1986 under the name Protein Design Labs, Inc. In 2006, we changed our name to PDL BioPharma, Inc. Our principal executive offices are located at 932 Southwood Boulevard, Incline Village, Nevada, 89451, (775) 832-8500, and our Internet website address is www.pdl.com. Information on or connected to our Internet website is not a part of this offering memorandum.

Background of the Exchange Offer

This exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. We have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new notes that will be issued in the exchange offer.

The Company issued the old notes in November 2010 in separate, privately negotiated exchange transactions and a private transaction for limited resale pursuant to Rule 144 under the Securities Act. The issuance of the old notes was not registered under the Securities Act in reliance on exemption from registration thereunder.

All of the old notes are freely transferable under U.S. federal securities laws because we are (and have been for more than 90 days) subject to the reporting requirements of Section 13 of the Exchange Act and the old notes have been held by non-affiliates of the Company for over one year, as a result of which the old notes are eligible for resale without restriction pursuant to Rule 144 under the Securities Act. Accordingly, all of the new notes issued in the exchange offer (and any underlying common stock issued upon conversion of the new notes in accordance with the terms of the indenture governing the new notes) will also be freely transferable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company, subject to certain requirements. The new notes will be represented by a single unrestricted CUSIP number. See “Terms of the Exchange Offer—Resale of New Notes Received Pursuant to the Exchange Offer.”

Purpose of the Exchange Offer

The purpose of this exchange offer is to reduce the dilutive impact of the conversion feature of the old notes on (i) our earnings per share, which occurs whether or not the conversion feature is exercised, and (ii) our outstanding shares of common stock, which occurs if and when the conversion feature is exercised. While exercise of the conversion rights under the old notes requires us to issue shares of our common stock (but not fractional shares) in full satisfaction of the conversion value of the old notes, the new notes include a net share settlement feature that will require us, upon exercise of the conversion rights under the new notes, to pay the conversion value, calculated on a proportionate basis for each trading day in a 40 trading day cash settlement averaging period, in cash up to the daily allocation of the principal amount of the new notes (1/40th of $1,000, or $25) for each such trading day, and in shares of Company common stock for any conversion value in excess of such cash payment. We believe that this net share settlement feature will help us improve our capital structure by limiting the additional amount of common stock that will be issuable upon conversion of the new notes, thereby reducing the dilution on our earnings per share and on our outstanding shares of common stock. We have also added restrictions on when the new notes may be converted (see “Description of New Notes—Conversion of Notes”) that did not apply to the conversion of the old notes so as to preserve the treatment of the new notes with the net share settlement feature as long term debt on our balance sheet.

Sources of Payment of the Cash Portion of the Exchange Offer Consideration

Assuming full participation, we will need approximately $450,000 in cash to fund the aggregate note exchange payment. We will use cash on hand to fund the aggregate note exchange payment. There are no alternative financing arrangements for the exchange offer.

Summary Terms of the Exchange Offer

The following summary is provided solely for the convenience of holders of old notes. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere or incorporated by reference in this offering memorandum. Holders of old notes are urged to read this offering memorandum in its entirety, including the information set forth in the section of this offering memorandum entitled “Risk Factors,” and the other documents incorporated by reference in this offering memorandum.

Offeror	PDL BioPharma, Inc.

Securities Subject to the Exchange Offer	Any and all of our outstanding 2.875% Convertible Senior Notes due February 15, 2015. As of November 14, 2011, $180 million aggregate principal amount of old notes was outstanding.

The Exchange Offer	We are offering to exchange, upon the terms and subject to the conditions set forth in this offering memorandum, any and all of our outstanding old notes for a combination of cash and the new notes. You may tender all, some or none of your old notes, except that old notes must be tendered in principal amounts that are integral multiples of $1,000.

Exchange Offer Consideration	Upon the terms and subject to the conditions set forth in this offering memorandum and in the related letter of transmittal, for each $1,000 principal amount of outstanding old notes, we are offering to exchange the following exchange offer consideration:

•	new notes in the principal amount of $1,000; plus

•	a cash payment equal to $2.50.

New notes will be issued only in denominations of $1,000 or an integral multiple thereof.

Comparison of the Terms of Old Notes and New Notes	The terms of the new notes will be substantially the same as the terms of the old notes, except that the new notes will require us, upon conversion thereof, to settle the conversion value of such new notes in cash and shares of our common stock, rather than exclusively in shares of our common stock as currently required by the old notes. Certain changes have been made to the settlement procedures and the anti-dilution provisions of the new notes in order to accommodate the effects of this net share settlement feature and the 40 trading day cash settlement averaging period. The new notes also have restrictions on when they may be converted that did not apply to the conversion of the old notes.

Expiration; Extension	The exchange offer will expire at 5:00 p.m., New York City time, on Tuesday, December 13, 2011, unless extended or earlier terminated by us, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See “Terms of the Exchange Offer—Expiration; Extensions; Termination; Amendment.”

Interest	The new notes will bear interest at an annual rate of 2.875%, accruing from August 15, 2011.

Settlement Date	The settlement date in respect of any old notes that are validly tendered prior to the expiration time is expected to be promptly following the expiration time and is anticipated to be December 15, 2011. See “Terms of the Exchange Offer—Settlement Date.”

Acceptance of Tendered Old Notes and Payment	Upon the terms of the exchange offer and upon satisfaction or waiver of the conditions to the offer specified herein under “Terms of the Exchange Offer—Conditions of the Exchange Offer,” we will:

•

accept for exchange old notes in principal amounts that are integral multiples of $1,000, validly tendered (or defectively tendered, if we have waived such defect) and not validly withdrawn before the expiration time; and

•	promptly pay the exchange offer consideration, on the settlement date for all old notes accepted for exchange.

Waiver; Amendment	We reserve the right, subject to applicable law, to waive any and all conditions to the exchange offer, extend or terminate the exchange offer or otherwise amend, modify or interpret the terms of the exchange offer.

Conditions of the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive in our sole discretion (see “Terms of the Exchange Offer—Conditions of the Exchange Offer”). The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange.

How to Tender Old Notes	In order to exchange your old notes for new notes, you must validly tender them at or before the applicable expiration time.

If you beneficially own old notes through an account maintained by a broker, dealer, commercial bank, trust company or other nominee and you desire to tender your old notes, you should contact your nominee promptly and instruct it to tender your old notes on your behalf.

To properly tender old notes, DTC participants must electronically submit their acceptance through DTC’s ATOP system (as defined in “Terms of the Exchange Offer—Procedures for Tendering”) or complete, sign and mail or transmit the letter of transmittal to the tender and paying agent prior to the expiration time.

Additionally, the tender and paying agent must receive either a timely confirmation of book-entry transfer of the old notes or an agent’s message through DTC’s ATOP system.

You may tender your old notes for new notes in whole or in part in principal amounts that are integral multiples of $1,000. See “Terms of the Exchange Offer—Procedures for Tendering” and “Risk Factors.”

Special Procedures for Beneficial Owners	If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See “Terms of the Exchange Offer—Procedures for Tendering.”

Withdrawal and Revocation Rights	You may withdraw any old notes tendered in the exchange offer at any time prior to the expiration time. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be credited to the registered holder’s account at DTC at our expense promptly after the expiration or termination of the exchange offer. Any withdrawn old notes will be credited to the tendering holder’s account at DTC.

For further information regarding the withdrawal of tendered old notes, see “Terms of the Exchange Offer—Withdrawal of Tenders.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes. See “Use of Proceeds.”

Risk Factors	You should consider carefully in its entirety all of the information set forth in this offering memorandum, as well as the information incorporated by reference in this offering memorandum, and, in particular, you should evaluate the specific factors set forth in the section of this offering memorandum entitled “Risk Factors” before deciding whether to participate in the exchange offer.

Material U.S. Federal Income Tax Considerations	The U.S. federal income tax treatment of the exchange offer is uncertain; however, we intend to take the position that the exchange pursuant to the exchange offer will not constitute a taxable transaction for U.S. federal income tax purposes, except with respect to the note exchange payment. See “Material United States Federal Income Tax Considerations.”

Old Notes not Tendered or Accepted for Exchange

Any old notes not accepted for exchange for any reason will be credited to an account maintained at DTC promptly after the expiration or termination of the exchange offer. If you do not tender your old notes in the exchange offer, or if your old notes are not accepted for exchange, you will not receive the exchange offer consideration. You will continue to hold your old notes and will be entitled to all the rights and subject to all the limitations applicable to the old notes. However, the liquidity of any trading market for old notes not tendered for exchange, or tendered for exchange and not accepted, could be reduced to the extent that old notes are tendered and accepted for exchange in the exchange offer. Holders of old notes who do not exchange their old notes for the exchange offer consideration will continue to have the right to convert their old notes, subject to the terms and conditions governing the old notes. See “Risk Factors—Risks Related to the New Notes, the Old Notes and Our Common Stock.” If you do not exchange your old notes, the old notes you retain may become substantially less liquid as a result of the completion of the exchange offer.

Market; Trading	The old notes are not listed for trading on any national securities exchange or automated quotation system. We do not intend to list the new notes on any national securities exchange or automated quotation system.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PDLI.” The last reported sale price of our common stock on November 10, 2011, was $6.06 per share.

Fees and Expenses	We estimate that the total fees and expenses of the exchange offer will be approximately $990,000.

Brokerage Commissions	No brokerage commissions are payable by the holders of the old notes to the tender and paying agent or us. If your old notes are held through a broker or other nominee that tenders the old notes on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply. See “Terms of the Exchange Offer.”

Tender and Paying Agent	The Bank of New York Mellon Trust Company, N.A. is the tender and paying agent for the exchange offer. Its address and telephone number are set forth on the back cover of this offering memorandum. See the section of this offering memorandum entitled “Tender and Paying Agent.”

Further Information	If you have questions regarding the exchange offer, require assistance in tendering your old notes or require additional copies of the offering memorandum or the letter of transmittal, please contact Georgeson Inc., the information agent for the exchange offer, at the telephone number or the address listed on the back cover page of this offering memorandum. Holders of old notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the exchange offer.

New Notes

The following is a summary of some of the terms of the new notes. For a more complete description, see “Description of New Notes.”

Issuer	PDL BioPharma, Inc.

Securities Offered	2.875% Series 2011 Convertible Senior Notes due February 15, 2015.

Maturity	February 15, 2015.

Interest	The new notes will bear interest at an annual rate of 2.875%, accruing from August 15, 2011.

Interest Payment Dates	February 15 and August 15 of each year, beginning on February 15, 2012.

Conversion Rights	Holders may convert their new notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, in multiples of $1,000 principal amount, under the following circumstances:

•

during any fiscal quarter commencing after the fiscal quarter ending December 31, 2011, if the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price for the new notes on the last day of such preceding fiscal quarter;

•

during the five business-day period immediately after any five consecutive trading-day period, which we refer to as the measurement period, in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the closing price of our common stock and the conversion rate for the notes for each such day;

•	if we call any or all of the new notes for redemption, at any time prior to the close of business on the last business day prior to the redemption date; or

•	upon the occurrence of specified corporate transactions described under “Description of New Notes—Conversion of Notes—Conversion upon Specified Corporate Transactions.”

In addition, holders may convert their notes at their option at any time beginning on August 15, 2014, and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date for the notes, without regard to the foregoing circumstances.

Payment Upon Conversion	Upon conversion, we will pay cash and, if applicable, deliver shares of our common stock as described under “Description of New Notes—Conversion of Notes—Settlement Upon Conversion.” We refer to our obligation to pay or deliver these amounts as our conversion obligation. The amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in the 40 trading day cash settlement averaging period (as described herein). See “Description of New Notes—Conversion of Notes—Settlement Upon Conversion.”

In addition, following certain corporate transactions, we will increase the conversion rate for a holder who elects to convert in connection with such corporate transactions by a number of additional shares of our common stock as described under “Description of New Notes—Adjustment to Conversion Rate Upon a Fundamental Change.”

We generally will deliver the settlement amount to converting holders on the third trading day immediately following the last day of the cash settlement averaging period.

Public Acquirer Change of Control	If a fundamental change is a “public acquirer change of control” (as defined under “Description of New Notes—Public Acquirer Change of Control”), we may, in lieu of permitting a repurchase at the holder’s option or adjusting the conversion rate as described in ”Description of New Notes—Adjustment to Conversion Rate Upon a Fundamental Change,” elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the new notes will be entitled to convert their new notes into cash and, if applicable, an adjusted number of shares of public acquirer common stock.

Optional Redemption	On or after August 15, 2014, the new notes may be redeemed at our option upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the aggregate principal amount of the new notes to be redeemed, together with accrued interest up to, but not including, the redemption date (provided that if the redemption date falls after an interest record date and on or before an interest payment date, then the interest payment is payable to the record date holder).

Repurchase at the Option of Holders	Upon the occurrence of certain fundamental changes, holders of the new notes will have the right, subject to certain restrictions and conditions, to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of their new notes at a repurchase price equal to 100% of the principal amount of the new notes plus any accrued and unpaid interest. See “Description of New Notes—Repurchase at Option of the Holder Upon a Fundamental change” and “Risk Factors—Risks Related to the New Notes, the Old Notes and Our Common Stock.”

Ranking	The new notes will be senior unsecured obligations of the Company and rank equal in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. The new notes are senior in right to any existing or future indebtedness that is subordinated by its terms. As of September 30, 2011, if all of the old notes had been exchanged for new notes, we would have had $137,882,553 of senior unsecured indebtedness that would be equal in right of payment to the new notes. The notes will be structurally subordinated to all liabilities of our subsidiaries (including, as of September 30, 2011, the $115.3 million principal amount outstanding of QHP PhaRMASM Senior Secured Notes due 2015 issued by QHP Royalty Sub LLC, one of our subsidiaries) and will be effectively junior to our future secured indebtedness to the extent of the value of the assets securing such indebtedness. See “Description of New Notes—General” and “Risk Factors—Risks Related to the New Notes, the Old Notes and Our Common Stock.”

Form	The new notes will be issued in book-entry form only and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the new notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated new notes, except in limited circumstances. See “Description of New Notes—Book-Entry, Delivery and Form.”

Trading	We do not intend to list the new notes on any national securities exchange or automated quotation system. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “PDLI.”

Governing Law	New York.

Risk Factors	In general, the risks associated with the new notes and the old notes are the same. However, because the new notes will be a new issue of securities, an active trading market for the new notes may not develop or be sustained and the new notes may not have sufficient liquidity to avoid price volatility and trading disadvantages. See “Risk Factors.”

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

These answers to questions that you may have as a holder of old notes are highlights of selected information included elsewhere or incorporated by reference in this offering memorandum. To fully understand the exchange offer and the other considerations that may be important to your decision about whether to participate in it, you should carefully read this offering memorandum in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this offering memorandum. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Why is the Company making the exchange offer?

We are making the exchange offer to reduce the dilution caused by the conversion feature of the old notes on our earnings per share and, when the conversion feature is exercised, on our outstanding shares of common stock. The conversion rights under the old notes require us to issue shares of our common stock (except for fractional shares) in full satisfaction of the conversion value of the old notes. By contrast, the new notes include a net share settlement feature that will require us, upon exercise of the conversion rights under the new notes, to pay cash (instead of issue shares of common stock as required by the old notes) for up to the principal amount of the new notes and, if applicable, deliver shares of our common stock as described in this offering memorandum. As a result, there will be fewer shares of our common stock issuable upon conversion of the new notes as compared to the old notes, thereby reducing the dilution on our earnings per share and on our outstanding shares of common stock. We have also added restrictions on when the new notes may be converted that did not apply to the conversion of the old notes so as to preserve the treatment of the new notes with the net share settlement feature as long term debt on our balance sheet.

What aggregate principal amount of old notes is being sought in the exchange offer?

We are making the exchange offer for any and all of our outstanding old notes. As of November 14, 2011, the aggregate principal amount of old notes outstanding was $180 million.

What will I receive in the exchange offer if I tender my old notes and they are accepted?

For each $1,000 principal amount of old notes that you validly tender as part of the exchange offer and we accept for exchange, you will receive the following exchange offer consideration:

•	new notes in the principal amount of $1,000; plus

•	a cash payment equal to $2.50.

New notes will be issued only in denominations of $1,000 or an integral multiple thereof. We will not issue fractional shares of common stock upon conversion of the new notes. Instead, we will pay cash for the fractional amount based upon the daily VWAP (as defined in “Description of New Notes—Conversion of Notes—Settlement Upon Conversion”) of the common stock on the last trading day of the relevant cash settlement averaging period.

Your right to receive the exchange offer consideration in the exchange offer is subject to all of the conditions set forth in this offering memorandum and the related letter of transmittal.

What are the differences between the new notes and the old notes?

The terms of the new notes will be substantially the same as the terms of the old notes, except that the new notes will require us, upon conversion thereof, to settle the conversion value of such new notes in cash and shares of our common stock, rather than exclusively in shares of our common stock as currently required by the old notes. Certain changes have been made to the settlement procedures and the anti-dilution provisions of the new notes in order to accommodate the effects of this net share settlement feature and the 40 trading day cash settlement averaging period. Additionally, the new notes also have restrictions on when they may be converted that did not apply to the conversion of the old notes.

How will the Company fund the cash portion of the exchange offer consideration?

Assuming full participation, we will need approximately $450,000 in cash to fund the aggregate note exchange payment. We will use cash on hand to fund the aggregate note exchange payment. There are no alternative financing arrangements for the exchange offer.

Do I have a choice in whether to tender my old notes?

Yes. Holders of old notes are not required to tender their old notes pursuant to the exchange offer. All rights and obligations under the indenture pursuant to which the old notes were issued will continue with respect to those old notes that remain outstanding after expiration of the exchange offer.

May I tender only a portion of the old notes that I hold?

Yes. You do not have to tender all of your old notes to participate in the exchange offer. You may choose to tender in the exchange offer all of the old notes that you hold or any portion of the old notes that you hold in principal amounts that are integral multiples of $1,000.

Will the new notes received by tendering holders of old notes be freely tradable?

This exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. All of the new notes issued in the exchange offer (and any underlying common stock issued upon conversion of the new notes in accordance with the terms of the indenture governing the new notes) will also be freely transferable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company, subject to certain requirements. See “Terms of the Exchange Offer—Resale of New Notes Received Pursuant to the Exchange Offer.”

Will the new notes to be issued in the exchange offer be listed for trading?

No, we do not intend to list the new notes on any national securities exchange or automated quotation system. The old notes are not listed for trading on any national securities exchange or automated quotation system. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PDLI.” The last reported sale price of our common stock on November 10, 2011, was $6.06 per share.

If the exchange offer is consummated and I do not participate in the exchange offer or I do not exchange all of my old notes in the exchange offer, how will my rights and obligations under my remaining outstanding old notes be affected?

The terms of your old notes, if any, that remain outstanding after the consummation of the exchange offer will not change as a result of the exchange offer. However, we expect the trading market for the remaining outstanding principal amount of old notes to be less liquid following the consummation of the exchange offer. See “Risk Factors—Risks Related to the New Notes, the Old Notes and Our Common Stock.”

When does the exchange offer expire?

Unless extended or earlier terminated by us, the exchange offer will expire at 5:00 p.m., New York City time, on Tuesday, December 13, 2011. Old notes tendered may be validly withdrawn at any time before the expiration time, but not thereafter. If a broker, dealer, commercial bank, trust company or other nominee holds your old notes, such nominee may have an earlier deadline for accepting the exchange offer. You should promptly contact the broker, dealer, commercial bank, trust company or other nominee that holds your old notes to determine its deadline.

What are the conditions to the exchange offer?

The exchange offer is conditioned upon the closing conditions described in “Terms of the Exchange Offer—Conditions of the Exchange Offer.” The exchange offer is not conditioned upon the tender of any minimum principal amount of old notes. We may waive certain conditions of the exchange offer. If any of the conditions are not satisfied or waived, we will not complete the exchange offer.

What if less than all of the old notes are tendered?

The exchange offer is not conditioned upon the tender of any minimum principal amount of old notes. If less than all of the old notes are validly tendered, all old notes tendered will be accepted and the exchange offer consideration per $1,000 principal amount of old notes will be paid to all tendering holders, unless any of the conditions of the exchange offer are not satisfied or waived and we terminate the offer. See “Terms of the Exchange Offer.”

Is the Company making a recommendation regarding whether I should participate in the exchange offer?

We are not making any recommendation regarding whether you should tender or refrain from tendering your old notes for exchange in the exchange offer. In addition, we have not authorized anyone to make any such recommendation. Accordingly, you must make your own determination as to whether to tender your old notes for exchange in the exchange offer and, if so, the amount of old notes to tender. Before making your decision, we urge you to read this offering memorandum carefully in its entirety, including the information set forth in the section of this offering memorandum entitled “Risk Factors,” and the other documents incorporated by reference in this offering memorandum. We also urge you to consult your financial and tax advisors in making your own decisions on what action, if any, to take in light of your own particular circumstances.

Under what circumstances can the exchange offer be extended, amended or terminated?

We reserve the right to extend the exchange offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the exchange offer in any respect prior to the expiration time. Further, we may be required by law to extend the exchange offer if we make a material change in the terms of the exchange offer or in the information contained in this offering memorandum or waive a material condition to the exchange offer. During any extension of the exchange offer, old notes that were previously tendered and not validly withdrawn will remain subject to the exchange offer. We reserve the right, in our sole and absolute discretion, but subject to applicable law, to terminate the exchange offer at any time prior to the expiration time if any condition to the exchange offer is not met. If the exchange offer is terminated, no old notes will be accepted for purchase, and any old notes that have been tendered will be returned to their holders. For more information regarding our right to extend, amend or terminate the exchange offer, see “Terms of the Exchange Offer—Expiration; Extensions; Termination; Amendments.”

How will I be notified if the exchange offer is extended, amended or terminated?

If the exchange offer is extended, amended or terminated, we will promptly make a public announcement thereof. For more information regarding notification of extensions, amendments or the termination of the exchange offer, see “Terms of the Exchange Offer—Expiration; Extensions; Termination; Amendments.”

How do I tender old notes in the exchange offer?

The outstanding old notes are represented by global certificates issued to Cede & Co., as nominee of DTC. Cede & Co., as nominee of DTC, is the only registered holder of the old notes. DTC facilitates the clearance and settlement of transactions in the old notes through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

If you beneficially own old notes through an account maintained by a broker, dealer, commercial bank, trust company or other nominee and you desire to tender your old notes, you should contact your nominee promptly and instruct it to tender your old notes on your behalf.

To properly tender old notes, DTC participants must electronically submit their acceptance through DTC’s ATOP system (as defined in “Terms of the Exchange Offer—Procedures for Tendering”) or complete, sign and mail or transmit the letter of transmittal to the tender and paying agent prior to the expiration time.

Additionally, the tender and paying agent must receive either a timely confirmation of book-entry transfer of the old notes or an agent’s message through DTC’s ATOP system (as defined in “Terms of the Exchange Offer—Procedures for Tendering”).

For more information regarding the procedures for tendering your old notes, see “Terms of the Exchange Offer—Procedures for Tendering.”

If I change my mind, can I withdraw my tender of old notes?

You may withdraw previously tendered old notes at any time prior to the expiration time. See “Terms of the Exchange Offer—Withdrawal of Tenders.”

Will I have to pay any fees or commissions if I tender my old notes?

Tendering holders are not obligated to pay brokerage fees or commissions to us or to the tender and paying agent. If your old notes are held through a broker or other nominee who tenders the old notes on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply. See “Terms of the Exchange Offer.”

What risks should I consider in deciding whether or not to tender any or all of my old notes?

In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties pertaining to the exchange offer, and those affecting our businesses, described in this section “Questions and Answers About the Exchange Offer,” in the section entitled “Risk Factors” and in the documents incorporated by reference in this offering memorandum.

What are the material U.S. federal income tax considerations of participating in the exchange offer?

The tax consequences of participation in the exchange offer are complex and, in certain aspects, not entirely clear. We intend to take the position that the exchange pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes, except with respect to the note exchange payment. For a more detailed discussion, please see the section of this offering memorandum entitled “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax consequences of your participation in the exchange offer.

What does the Company intend to do with the old notes that it acquires in the exchange offer?

We will retire and cancel all old notes that are validly tendered and accepted for exchange pursuant to the exchange offer. See “Terms of the Exchange Offer—Purpose of the Exchange Offer.”

Are any old notes held by Company directors or officers?

No. To our knowledge, none of our directors or officers beneficially holds any old notes.

Will the Company receive any cash proceeds from the exchange offer?

No. We will not receive any cash proceeds from the exchange offer.

With whom may I talk if I have questions about the exchange offer?

If you have questions regarding the exchange offer, require assistance in tendering your old notes or require additional copies of the offering memorandum or the letter of transmittal, please contact Georgeson Inc., the information agent for the exchange offer, at the telephone number or the address listed on the back cover page of this offering memorandum. Holders of old notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the exchange offer.

RISK FACTORS

Participation in the exchange offer and ownership of the new notes involve risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties include those described in the risk factor and other sections of the documents that are incorporated by reference in this offering memorandum. The risks and uncertainties incorporated by reference in this offering memorandum are not the only risks and uncertainties we may confront. Moreover, risks and uncertainties not presently known to us or currently deemed immaterial by us may also adversely affect our business, results of operations, financial condition or cash flows, or the value of the securities.

You should carefully consider and evaluate all of the information included and incorporated by reference in this offering memorandum, including the risk factors listed below. Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of shares of our common stock. Additional risks not currently known or currently material to us may also harm our business.

Keep these risk factors in mind when you read forward-looking statements contained in this offering memorandum and the documents incorporated by reference in this offering memorandum. These statements relate to our expectations about future events and time periods. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

Risks Related to Our Business

Please carefully consider the information set forth in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2011, and the risk factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of shares of our common stock. Additional risks not currently known or currently material to us may also harm our business.

Failure to acquire other sources of royalty revenue after expiration of our Queen et al. patents may result in liquidation of our business.

Our revenues consist almost entirely of royalties from licensees of our Queen et al. patents, which finally expire in December of 2014. Unless we are able to acquire patents or other sources of royalty revenue on commercially reasonable terms, we will no longer receive patent-related royalties once our licensees have sold all their inventory of licensed product that was manufactured before the expiration of the Queen et al. patents. If we are unsuccessful in acquiring new sources of royalty revenue, we will likely liquidate our business.

Risks Related to the Exchange Offer

Our board of directors has not made a recommendation with regard to whether you should tender your old notes in the exchange offer nor have we obtained a third-party determination that the exchange offer is fair to holders of the old notes.

The exchange offer has been approved by our board of directors. We are not, however, making a recommendation as to whether holders of the old notes should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the old notes for purposes of negotiating the terms of the exchange offer or preparing a report concerning the fairness of the exchange offer. Although we expect the value of the old notes and the new notes to be comparable, it is possible that the value of the cash consideration together with the future value of the new notes received by an exchanging holder may not equal or exceed the value of the old notes tendered and we do not take a position as to whether you ought to participate in the exchange offer.

Failure to comply with the exchange offer procedures could prevent a holder from exchanging its old notes.

Holders of the old notes are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this offering memorandum under “Terms of the Exchange Offer.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for completion of the exchange procedure. Neither we nor the tender and paying agent are obligated to extend the offer or to notify you of any failure to follow the proper procedures.

The U.S. federal income tax consequences of the exchange offer are unclear.

The U.S. federal income tax consequences of participation in the exchange offer are complex and, in certain aspects, not entirely clear. We intend to take the position that the exchange of old notes for new notes will not be an exchange of old notes for United States federal income tax purposes. That position, however, is subject to uncertainty and could be challenged by the Internal Revenue Service (IRS). Consistent with our position, we believe that no gain or loss will be recognized by a holder who exchanges old notes for new notes pursuant to the exchange offer, apart from the receipt of the note exchange payment. If, contrary to our position, the exchange is treated as an exchange of old notes for new notes for United States federal income tax purposes, the tax consequences to you could materially differ. See “Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences of the Exchange Offer” for more information.

We intend to treat payment of the note exchange payment as ordinary income to holders participating in the exchange offer and to report such payment to holders and the IRS for information purposes in accordance with such treatment. Therefore, the receipt of the note exchange payment by a Non-U.S. Holder (as defined in “Material United States Federal Income Tax Considerations”) participating in the exchange offer may be subject to U.S. federal withholding tax. See “Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences of the Exchange Offer—Federal Income Tax Consequences of the Exchange Offer to U.S. Non-U.S. Holders” for more information.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

The new notes are a new issue of securities for which there is no established public market. Any market making activity for the new notes will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any market for the new notes will develop or, if one does develop, that it will be maintained. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the new notes. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the new notes. If an active market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected.

We may repurchase any old notes that are not tendered in the exchange offer on terms that are more favorable to the holders of the old notes than the terms of the exchange offer.

Although we have no current plans to do so, we may, to the extent permitted by applicable law, purchase from time to time after consummation of the exchange offer some or all of the remaining old notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any such purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of this exchange offer.

The market for old notes that remain outstanding after the exchange offer may become less liquid, and trading in the old notes may become more volatile.

If a sufficiently large number of old notes do not remain outstanding after the exchange offer, the liquidity of the old notes may be adversely affected and market prices may fluctuate significantly, and an active trading market in the old notes may not exist. A security with a small outstanding principal amount available for trading (referred to as “float”) may command a lower price and trade with greater volatility or much less volume than would a comparable security with a greater float. Therefore, the market price for the old notes that remain outstanding after completion of the exchange offer may be materially and adversely affected.

Risks Related to the New Notes

The conditional conversion feature of the new notes will restrict your ability to convert your new notes in certain situations prior to August 15, 2014, where the old notes would be freely convertible.

Unlike the old notes, which are freely convertible at any time, prior to August 15, 2014, the new notes are only convertible if specified conditions are met. See “Description of New Notes—Conversion of Notes.” If the specific conditions for conversion are not met, you will not be able to convert your new notes prior to August 15, 2014, and you may not be able to receive the value of the common stock into which the old notes would otherwise be convertible.

The net share settlement feature of the new notes may have adverse consequences to new note holders or the Company.

The net share settlement feature of the new notes, as described under “Description of New Notes—Conversion of Notes—Settlement Upon Conversion,” may, upon the satisfaction of the conditions permitting conversions:

•	result in holders receiving no shares upon conversion or shares representing less than 100% of the net share conversion value of the new notes;

•	delay holders’ receipt of the proceeds upon conversion;

•	reduce our liquidity as a result of the requirement that we settle all or a portion of the conversion value in cash and;

•

require us, under applicable accounting rules, to reclassify all or a portion of the outstanding principal of the new notes as a current liability rather than a long-term liability, thereby reducing, perhaps materially, our net working capital.

The U.S. federal income tax consequences of the conversion of new notes into a combination of both cash and our common stock differs from the U.S. federal income tax consequences of the conversion of old notes into our common stock and will require U.S. holders to recognize taxable gains.

Upon the conversion of old notes into our common stock, a U.S. Holder (as defined in “Material United States Federal Income Tax Considerations”) generally should not recognize any gain or loss on the conversion for United States federal income tax purposes (except with respect to any cash received in lieu of fractional shares of common stock or any common stock received attributable to accrued interest). Upon the conversion of new notes into a combination of both cash and our common stock, however, a U.S. Holder (as defined in “Material United States Federal Income Tax Considerations”) may be required to recognize gain on the conversion for United States federal income tax purposes. Prospective investors should carefully review the information regarding tax considerations relevant to an investment in the new notes set forth under “Material

United States Federal Income Tax Considerations—Material Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Conversion of the New Notes.”

Upon conversion of the new notes, you will not be able to determine the conversion value of the new notes, and you may receive less proceeds than expected because the value of our common stock may decline (or not appreciate as much as you may expect) between the day that you exercise your conversion right and the day the conversion value of your new notes is finally determined or because the total number of shares of our common stock into which the new notes may be converted may be limited in accordance with NASDAQ Global Select Market listing requirements.

We will generally satisfy our conversion obligation to holders of the new notes by paying an amount of cash and, if applicable, shares of our common stock determined by reference to the volume weighted average price of our common stock for each trading day in a 40 trading day cash settlement averaging period that will follow the conversion date, and such cash and, if applicable, common stock will be delivered by the third trading day immediately following the last trading day of the related 40 day trading day cash settlement averaging period as described in the “Description of New Notes—Conversion of Notes—Settlement Upon Conversion.” As a result, upon conversion of the new notes, you will not be able to determine the conversion value of the new notes, and you may receive less proceeds than expected because the value of our common stock may decline (or not appreciate as much as you may expect) during this period. Further, the total number of shares of our common stock into which the new notes may be converted may be limited in accordance with NASDAQ Global Select Market listing requirements, as described below under “Description of New Notes—Conversion of Notes—Settlement Upon Conversion” in this offering memorandum, and we are not obligated to compensate you, in cash or otherwise, if NASDAQ Global Select Market’s limits reduce the number of shares you would otherwise be entitled to receive upon conversion of new notes under the terms of the indenture. As a result, holders of the new notes may receive, upon conversion of new notes, less than their full conversion value.

The accounting method for convertible debt securities that may be settled in cash, such as the new notes, will impact our reported financial results.

Under the Financial Accounting Standards Board (FASB) Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), codified into FASB Accounting Standards Codification, or ASC, Subtopic 470-20 (ASC 470-20), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the new notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the new notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the new notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the new notes to their face amount over the term of the new notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the new notes.

In addition, under certain circumstances, convertible debt instruments, such as the new notes that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method in the calculation of diluted earnings per share, the effect of which is that the shares issuable upon conversion of the new notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the new notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess is issued.

Risks Related to the New Notes, the Old Notes and Our Common Stock

The patents underlying substantially all of our current revenues will expire prior to the maturity of the new notes and the old notes (together, the “convertible notes”). If we do not obtain adequate replacement assets, the value of the convertible notes and our common stock could reasonably be expected to be adversely affected by the resulting decrease in our revenue base or wind up of our operations. In addition, any assets we acquire to replace our expiring patents will involve presently unknowable risks.

As described above in “Risks Related to Our Business,” our revenues consist almost entirely of royalties from licensees of our Queen et al. patents, which finally expire in December of 2014. The continued existence of our company is dependent on the successful identification, acquisition and integration of new patents or other revenue-generating assets into our business to replace the expiring Queen et al. patents. We may not be successful in our efforts to identify and acquire new assets, or may not receive expected revenues from new assets, either of which could reasonably be expected to adversely affect the value of the convertible notes and any common stock received on the conversion of the convertible notes. See “Risk Factors—Our common stock may lose value due to several factors, including the expiration of our Queen et al. patents, the payment of dividends or distributions to our stockholders and failure to meet analyst expectations, and our common stock could be delisted from NASDAQ” in our Annual Report on Form 10-K for the year ended December 31, 2010.

There is substantial competition for valuable patents and royalty assets. We may not be able to identify such assets, or, even if we do, such assets may not be available for sale. Even if they are available for sale, we may not be successful in our attempt to acquire them or they may not be competitively priced. If we do not identify and acquire adequate replacement assets for our expiring patents, our revenue base will be decreased and our business may be wound up. Any adjustments to the conversion rate for the new notes described under the headings “Description of New Notes—Conversion of Notes—Anti-Dilution Adjustments” and, if applicable, under “Description of New Notes—Adjustment to Conversion Rate Upon a Fundamental Change,” and similar adjustments to the conversion rate for the old notes, may not adequately compensate you for any lost value of the convertible notes as a result of any related distributions to our common stockholders, delisting of our common stock or other events resulting from any failure to acquire replacement assets, and liquidity of the trading market for the convertible notes and our common stock may also be adversely affected. In addition, if we fail to reserve adequate amounts to satisfy our liabilities and do not acquire adequate replacement assets, we could become unable to meet our obligations in respect of the convertible notes.

Because specific assets that we may acquire in the future are not currently known, there is no current basis for you to evaluate the possible merits or risks of the particular assets that, if successfully acquired, will form the future basis for our business. See “Risk Factors—We may enter into acquisitions or other material royalty asset transactions now and in the future and such acquisitions may not produce anticipated royalty revenues” in our Annual Report on Form 10-K for the year ended December 31, 2010. In addition, any financing arrangements entered into in connection with or anticipation of future acquisitions may contain restrictions that limit management’s flexibility in operating our business or may negatively impact our liquidity or operating results.

The convertible notes are unsecured and rank pari passu with our other senior debt; the convertible notes are effectively subordinated to our secured indebtedness (to the extent of the value of the assets securing such indebtedness) and will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The convertible notes will rank equal in right of payment to all of our existing and future senior indebtedness, including our trade payables. The convertible notes will not be secured by any of our assets or those of our subsidiaries. As a result, the convertible notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the convertible notes.

In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the convertible notes then outstanding. See “Description of New Notes—General.”

None of our subsidiaries will guarantee our obligations under, or otherwise become obligated to pay any amounts due on, the convertible notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the convertible notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors (including, as of September 30, 2011, the holders of the $115.3 million aggregate principal amount outstanding of QHP PhaRMASM Senior Secured Notes due 2015), including trade creditors. The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

The convertible notes are not protected by restrictive covenants.

The indentures governing the convertible notes do not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. In light of the absence of any of the foregoing restrictions, we may conduct our businesses in a manner that may cause the market prices of the convertible notes and common stock to decline or otherwise restrict or impair our ability to pay amounts due on the convertible notes. In addition, the indentures do not contain covenants or other provisions to afford protection to holders of the convertible notes in the event of a fundamental change involving us, except to the extent described under “Description of New Notes—Repurchase at Option of the Holder Upon a Fundamental Change” and “Description of New Notes—Public Acquirer Change of Control.”

We may not have the ability to raise the funds necessary to repurchase the convertible notes or our other indebtedness upon a fundamental change or to pay cash upon conversion of the new notes.

Holders may require us to repurchase all or a portion of their new notes upon a fundamental change as described under “Description of New Notes—Repurchase at Option of the Holder Upon a Fundamental Change,” and the old notes have a similar requirement. In addition, upon conversion of the new notes, we will be required to make cash payments in respect of the new notes being converted as described under “Description of New Notes—Conversion of Notes—Settlement Upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of convertible notes surrendered therefor or new notes being converted. Any future borrowing arrangements or debt agreements to which we become a party may contain restrictions on or prohibitions against making cash payments due upon maturity, required repurchase or conversion of the convertible notes. While currently we are not a party to any debt instruments that would prohibit us from making cash payments on the convertible notes, we are not prevented by the terms of the convertible notes or our other current indebtedness from entering into other debt instruments that could prohibit such payments. If we are prohibited from repaying or repurchasing the convertible notes or paying the settlement amount due upon conversion of new notes, we could try to obtain the consent of lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance the borrowings, we will be unable to make cash payments with respect to the convertible notes when due. Any such failure would constitute an event of default under the indenture which could, in turn, constitute a default under the terms of our other indebtedness. In addition, our ability to repurchase the convertible notes or to pay cash upon conversions of the new notes may be limited by law or by regulatory authority. Our failure to repurchase convertible notes at a time when the repurchase is required by the applicable indenture or to pay any cash payable on future conversions of the new notes as required by the applicable indenture would constitute a default under the applicable indenture. A default under the applicable indenture or the fundamental change itself could also lead to a default under agreements governing our existing and future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the convertible notes or make cash payments upon conversions of the new notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the convertible notes.

Upon the occurrence of certain fundamental change transactions described under “Description of New Notes—Repurchase at Option of the Holder Upon a Fundamental Change,” you have the right to require us to repurchase your convertible notes. However, the fundamental change provisions will only afford protection to holders of convertible notes in the event of certain transactions. Other transactions, such as leveraged recapitalizations, refinancings, restructurings or certain acquisitions, may not constitute a fundamental change requiring us to repurchase the convertible notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the convertible notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of convertible notes.

The adjustment to the conversion rate for convertible notes converted in connection with certain types of fundamental change may not adequately compensate you for any lost value of your convertible notes as a result of such transaction.

If a specified corporate transaction constituting certain types of fundamental change occurs, under certain circumstances we will increase the conversion rate applicable to your convertible notes, as described under “Description of New Notes—Adjustment to Conversion Rate Upon a Fundamental Change.” While the adjustment to the conversion rate for convertible notes converted in connection with any such specified fundamental change is designed to compensate you for the lost option value of your convertible notes as a result of such transaction, the increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the stock price for such transaction (determined as described under “Description of New Notes—Adjustment to Conversion Rate Upon a Fundamental Change”) is greater than $12.69 per share, or if such price is less than $5.28 per share (each such price, subject to adjustment), no adjustment will be made to the applicable conversion rate. In addition, our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate for the convertible notes may not be adjusted for all dilutive events.

The conversion rates of the convertible notes are subject to adjustment for certain events, including the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers, as described under “Description of New Notes—Conversion of Notes—Anti-Dilution Adjustments.” The conversion rates will not be adjusted, however, for other events, such as a third-party tender or exchange offer, conversion of our existing convertible notes into common stock or an issuance of common stock for cash, which may adversely affect the trading price of the convertible notes or our common stock. In addition, an event that adversely affects the value of the convertible notes may occur, and that event may not result in an adjustment to such conversion rate.

As a holder of convertible notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold convertible notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only if you convert your convertible notes and, as a result, are deemed to become a record owner of any shares of our common stock due upon such conversion. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you nevertheless will be subject to any changes in the powers, preferences or special rights of our common stock.

The fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of the Company.

The fundamental change repurchase rights, which will allow holders to require us to repurchase all or a portion of their convertible notes upon the occurrence of a fundamental change, as defined in “Description of New Notes—Repurchase at Option of the Holder Upon a Fundamental Change,” may in certain circumstances delay or prevent a takeover of the Company and the removal of incumbent management that might otherwise be beneficial to investors.

Provisions in Delaware law and our certificate of incorporation and amended and restated bylaws may inhibit a takeover of the Company, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our certificate of incorporation and amended and restated bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests, including the ability of our board of directors to designate the terms of and issue new series of preferred stock, provision of a staggered board, limitations on who can call special meetings of stockholders and advance notice requirements for stockholder proposals and director nominations. In addition, Section 203 of the Delaware General Corporation Law, which we have not opted out of, prohibits a public Delaware corporation from engaging in certain business combinations with an “interested stockholder” (as defined in such section) for a period of three years following the time that such stockholder became an interested stockholder without the prior consent of our board of directors. Section 203 of the Delaware General Corporation Law, as well as these charter and bylaws provisions, may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Conversion of the convertible notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their convertible notes.

To the extent we issue common stock upon conversion of the convertible notes, such conversion would dilute the ownership interests of existing stockholders, including holders who had previously converted their convertible notes. Sales of our common stock in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur could cause the market price of our common stock to decline. The market price of our common stock also could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Future issuances of shares of common stock may depress the trading price of our common stock and the convertible notes.

Any issuance of equity securities after this offering, including any issuance of shares of our common stock upon conversion of the convertible notes, could dilute the interests of our existing stockholders, including stockholders who have received shares of our common stock upon conversion of their convertible notes, and could substantially decrease the trading price of our common stock and the convertible notes.

We may incur significantly more debt, which could further increase the risks described above.

The terms of the convertible notes do not limit our ability to incur additional indebtedness. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify, and we may not be able to meet all our debt obligations, including repayment of the convertible notes, in whole or in part. Subject to certain limitations, additional debt could also be secured or incurred by our subsidiaries, which could increase the risks described above herein.

If we pay a cash dividend on our common stock, holders of convertible notes may be deemed to have received a taxable dividend without the receipt of any cash.

If we pay a cash dividend on our common stock, an adjustment to the conversion rate may result, and holders of convertible notes may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a Non-U.S. Holder (as defined in “Material United States Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Material United States Federal Income Tax Considerations.” If we pay withholding taxes on behalf of a convertible note holder, we may, at our option, set off such payments against payments of cash and common stock on the convertible notes. See the discussions under the headings “Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Dividends” for more details.

The market price of the old notes is, and the market price of the new notes is expected to be, significantly affected by the market price of our common stock.

The market price of the old notes has been significantly affected by the market price of our common stock, and we expect that the new notes will be similarly affected by the market price of our common stock. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this offering memorandum, in the documents we have incorporated by reference in this offering memorandum or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or announcements by our licensees or their competitors regarding their own performance, as well as industry and regulatory conditions and general financial, economic and political instability. This has resulted in greater volatility in the market price of the old notes, and it may result in greater volatility in the market price of the new notes than would be expected for nonconvertible debt securities. A decrease in the market price of our common stock would likely adversely impact the trading price of the convertible notes.

Any adverse rating of either the new notes or the old notes may cause the value of the convertible notes to fall.

The old notes are not rated and we do not intend to seek a rating on the new notes. However, if, in the future, one or more rating agencies rate either the new notes or the old notes and assign the new notes or the old notes a rating lower than the rating expected by investors, or reduce or withdraw their rating, or place such convertible notes on “watch list,” the market prices of the such convertible notes and our common stock would be adversely affected.

We entered into purchased call option and warrant transactions in connection the issuance of the May 2015 Notes, and the option and warrant transactions may affect the value of our common stock.

In connection with the issuance of 3.75% Senior Convertible Notes due 2015 (the May 2015 Notes), we entered into purchased call option transactions. Separately, we also entered into warrant transactions at that time. The purchased call option transactions are expected to reduce the potential dilution with respect to our common stock upon conversion of the May 2015 Notes. The warrant transactions could separately have a dilutive effect from the issuance of our common stock pursuant to the warrants.

The purchased call option and warrant transactions are accounted for as an adjustment to our stockholders’ equity. In connection with hedging these transactions, the hedge counterparties to the hedge transactions or their respective affiliates may enter into, or may unwind, various derivative transactions and/or purchase or sell our common stock in secondary market transactions prior to maturity of the May 2015 Notes (and are likely to do so during any cash settlement averaging period related to any conversion of the May 2015 Notes). Such activities could have the effect of decreasing the trading price of our common stock during any cash settlement averaging period related to a conversion of the new notes.

In addition, we intend to exercise the purchased call options whenever May 2015 Notes are converted, if ever. In order to unwind their hedge positions with respect to those exercised options, the hedge counterparties or their respective affiliates may sell shares of our common stock in secondary market transactions or unwind various derivative transactions with respect to our common stock during the cash settlement averaging period for the converted notes. The effect, if any, of any of these transactions and activities on the trading price of our common stock will depend, in part, on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock.

Further, a failure by the hedge counterparties or their respective affiliates (due to bankruptcy or otherwise) to pay or deliver, as the case may be, amounts owed to us under the purchased call option transactions will not reduce the consideration we are required to deliver to a holder upon its conversion of the May 2015 Notes and may result in an increase in dilution with respect to our common stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the convertible notes.

Many investors currently employ a convertible arbitrage strategy with respect to our old notes. We expect that many investors in, and potential purchasers of, the new notes will also employ, or seek to employ, a convertible arbitrage strategy with respect to the new notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the new notes to conduct the convertible arbitrage strategy that we believe they will seek to employ with respect to the new notes. This could, in turn, adversely affect the trading price and liquidity of the new notes.

During the past year, the SEC and other regulatory and self-regulatory authorities have implemented various rule changes and are expected to adopt additional rule changes in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO now restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more in one day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” these Rule 201 restrictions may interfere with the ability of investors in, and potential purchasers of, the new notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the new notes.

The SEC also approved a pilot program (the SRO pilot program) allowing several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (FINRA) to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds if the price of any such security moves 10% or more from a sale price in a five-minute period. The SRO pilot program will continue in effect until the date on which a proposed new “limit up/limit down mechanism” (the limit up/limit down proposal) to address extraordinary market volatility is adopted and effective as to the securities covered by the SRO pilot program. The limit up/limit down proposal would lock trading in listed equity securities into a price band of 5% above or below the average price over the preceding five minutes for securities currently subject to the SRO pilot program, and 10% for securities not subject to the SRO pilot program; the percentage bands would be doubled during opening or closing. The inability to trade within those price bands would trigger a trading pause. As of the November 10, 2011, the SEC has yet to determine whether to approve the proposal.

FINRA Rule 11892 and corresponding exchange rule amendments intended to clarify the review process for potentially erroneous trades in exchange-listed securities have also been adopted, which establish uniform standards for reviews of (i) multi-stock events involving 20 or more securities and (ii) transactions that trigger an individual stock trading pause by a primary listing market and subsequent transactions that occur before the trading halt is in effect for over-the-counter trading. The pilot period for these amendments extends to January 31, 2012.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) on July 21, 2010, also introduces regulatory uncertainty that may impact trading activities relevant to the convertible notes. This new legislation may require many over-the-counter swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. For example, on January 14, 2011, the SEC proposed Regulation SBSR, which would require security-based swap dealers and major security-based swap participants to provide trade acknowledgments, verify trade acknowledgments and establish and maintain policies and procedures reasonably designed to obtain prompt verification of trade acknowledgments sent, and to report almost all of the information required in the trade acknowledgment to a registered security-based swap data repository (SDR). The comment periods for these proposed rules have expired, but, as of November 10, 2011, the SEC had not adopted related final rules. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. For example, the Commodity Futures Trading Commission (CFTC), has recently proposed rules pursuant to the Dodd-Frank Act governing, among other things, swap trading documentation, margin requirements for uncleared swaps and mandatory swap clearing and trade execution on Designated Contract Markets or Swap Execution Facilities. In October 2011, the CFTC extended the effective date of some of these rules until July 16, 2012. As of November 10, 2011, the CFTC has yet to adopt related final rules.

The requirements discussed above could adversely affect the ability of investors in, or potential purchasers of, the new notes to implement a convertible arbitrage strategy with respect to the new notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the convertible notes. The legislation will become effective 60 days after the publication of the final rules; however, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will ultimately be implemented by the SEC, CFTC and other regulators, or the magnitude of the effect that this legislation will have on the trading price or liquidity of the new notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and national securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the convertible notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the convertible notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new notes in the exchange offer. We will retire and cancel all old notes that are validly tendered and exchanged for the exchange offer consideration pursuant to the exchange offer.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2011, on an actual basis and on an as adjusted basis to give effect to this exchange offer. You should read the information set forth in the table below in conjunction our audited and unaudited financial statements and the accompanying notes incorporated by reference in this offering memorandum.

	As of September 30, 2011
	Actual	As Adjusted
	(in thousands) (unaudited)
Cash, cash equivalents and investments	$225,335	$224,345	(1)

Long term debt, including current maturities 2.875% Convertible Senior Notes due 2015	$177,485	$ —(1)
3.75% Convertible Senior Notes due 2015	137,883	137,883
Non-recourse notes payable	115,268	115,268
2.875% Series 2011 Convertible Senior Notes due 2015 offered hereby	—	157,784	(1)(2)

Total debt	430,636	410,935
Total stockholders’ deficit	(243,239)	(231,066	)(1)(2)

Total capitalization	$187,397	$179,869

(1)	Assumes that all of the outstanding old notes are tendered for exchange pursuant to the exchange offer. As of November 10, 2011, there were $180 million aggregate principal amount of old notes outstanding.
(2)	Amounts shown reflect the application of ASC 470-20, which requires us to separately account for the liability and equity components of the new notes that may be settled entirely or partially in cash upon conversion in a manner that reflects our economic interest cost. In accordance with ASC 470-20, the $180 million principal amount, net of original issuer’s discount of $2.5 million, of the new notes has been characterized (and, to the extent applicable, reflected in the table above) as follows:

Deferred tax liabilities	$6.9 million
Long-term debt	157.8 million
Additional paid-in-capital	12.8 million

Total	$177.5 million

The accretion of the liability component to par increases the effective interest rate expense under U.S. GAAP.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the nine months ended September 30, 2011, and the five years ended December 31, 2010:

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008(2)	2007	2006
Ratio(1)	9.9	4.5	15.4	18.0	12.7	12.2

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes. Fixed charges consist of interest expense related to continuing operations and estimated interest portion of rent expense related to continuing operations.
(2)	Prior to December 2008, our business included commercial and manufacturing operations and a biotechnology operation focused on the discovery and development of novel antibodies. We partially divested our commercial and manufacturing operations in 2006 and fully divested them in 2008, and we spun-off our biotechnology operation in December 2008.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PDLI.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market.

	Price Range of Common Stock
	High	Low
2009
First Quarter	$7.35	$5.20
Second Quarter	8.04	6.57
Third Quarter	9.32	7.61
Fourth Quarter	9.13	6.32
2010
First Quarter	$7.30	$6.05
Second Quarter	6.68	5.03
Third Quarter	6.75	4.97
Fourth Quarter	6.55	5.13
2011
First Quarter	$6.40	$4.66
Second Quarter	6.70	5.70
Third Quarter	6.44	5.40
Fourth Quarter (through November 11, 2011)	6.32	5.35

The last reported sale price of our common stock on the NASDAQ Global Select Market on November 10, 2011, was $6.06 per share. As of November 10, 2011, there were 139,834,559 shares of our common stock outstanding held by approximately 157 holders of record.

DIVIDEND POLICY

On February 25, 2011, our board of directors adopted a regular, quarterly dividend policy and declared that the quarterly dividends to be paid to our stockholders in 2011 will be $0.15 per share of common stock and payable on March 15, June 15, September 15 and December 15 of 2011 to stockholders of record on March 8, June 8, September 8 and December 8 of 2011, the record dates for each of the dividend payments, respectively. We paid $21.0 million to our stockholders on each of March 15, June 15, and September 15, 2011, using current year earnings and cash on hand. As of September 30, 2011, we have accrued $21.0 million in dividends payable for the December 15 dividend.

At the beginning of each fiscal year, our board of directors will review the Company’s total annual dividend payment for the prior year and determine whether to increase, maintain or decrease the quarterly dividend payments for that year. The board of directors evaluates the financial condition of the Company and considers the economic outlook, corporate cash flow, the Company’s liquidity needs and the health and stability of credit markets when determining whether to maintain or change the dividend.

TERMS OF THE EXCHANGE OFFER

No Recommendation

NEITHER PDL BIOPHARMA, INC. NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY OLD NOTES OR REFRAIN FROM TENDERING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. ACCORDINGLY, YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER OLD NOTES IN THE EXCHANGE OFFER AND, IF SO, THE AMOUNT OF OLD NOTES TO TENDER. PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY, AND YOU SHOULD CONSIDER CAREFULLY WHETHER TO PARTICIPATE. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO READ CAREFULLY THIS OFFERING MEMORANDUM IN ITS ENTIRETY, INCLUDING THE INFORMATION SET FORTH IN THE SECTION OF THIS OFFERING MEMORANDUM ENTITLED “RISK FACTORS” AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN. WE ALSO URGE YOU TO CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISIONS ON WHAT ACTION, IF ANY, TO TAKE IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

General

We are making the exchange offer for any and all outstanding old notes. Upon the terms and subject to the conditions set forth in this offering memorandum and in the letter of transmittal, we will accept for exchange any old notes that are properly tendered and are not withdrawn prior to the expiration of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on Tuesday, December 13, 2011, unless extended or earlier terminated by us.

We will issue new notes and make the aggregate note exchange payment in exchange for tendered old notes promptly after the expiration time. The settlement date in respect of any old notes that are validly tendered prior to the expiration time and accepted by us is expected to occur promptly following the expiration time and is anticipated to be December 15, 2011.

This offering memorandum and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange. Old notes may be tendered only in principal amounts that are integral multiples of $1,000.

We will retire and cancel all old notes that are accepted for exchange in the exchange offer. Old notes tendered but not accepted because they were not validly tendered will remain outstanding upon completion of the exchange offer. Any tendered old notes not accepted for exchange and payment because of an invalid tender, the occurrence of other events set forth in this offering memorandum or otherwise, will be credited to the tendering holder’s account at DTC, without expense, as promptly as practicable after the expiration time.

Our obligation to accept old notes tendered pursuant to the exchange offer is limited by the conditions listed below under “—Conditions of the Exchange Offer.”

Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture pursuant to which the old notes were issued. Holders of old notes do not have any appraisal or dissenters’ rights under the indenture or otherwise in connection with the exchange offer.

We shall be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the tender and paying agent. The tender and paying agent will act as agent for the holders of old notes who tender their old notes in the exchange offer for the purposes of receiving the exchange offer consideration from us and delivering the exchange offer consideration to the exchanging holders. We expressly reserve the right, subject to applicable law, to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions of the Exchange Offer.”

Exchange Offer Consideration

We are offering to exchange for each $1,000 principal amount of the old notes, the following “exchange offer consideration:”

•	new notes in the principal amount of $1,000; plus

•	the note exchange payment equal to $2.50.

New notes will be issued only in denominations of $1,000 or an integral multiple thereof.

Background of the Exchange Offer

This exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. We have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new notes that will be issued in the exchange offer.

The Company issued the old notes in November 2010 in separate, privately negotiated exchange transactions and a private placement for limited resale pursuant to Rule 144 under the Securities Act. The issuance of the old notes was not registered under the Securities Act in reliance on exemption from registration thereunder.

This exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. All of the new notes issued in the exchange offer (and any underlying common stock issued upon conversion of the new notes in accordance with the terms of the indenture governing the new notes) will be freely transferable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company, subject to certain requirements. See “—Resale of New Notes Received Pursuant to the Exchange Offer.”

Purpose of the Exchange Offer

The purpose of this exchange offer is to reduce the dilutive impact of the conversion feature of the old notes on (i) our earnings per share, which occurs whether or not the conversion feature is exercised, and (ii) our outstanding shares of common stock, which occurs if and when the conversion feature is exercised. While exercise of the conversion rights under the old notes requires us to issue shares of our common stock (but not fractional shares) in full satisfaction of the conversion value of the old notes, the new notes include a net share settlement feature that will require us, upon exercise of the conversion rights under the new notes, to pay the conversion value, calculated on a proportionate basis for each trading day in a 40 trading day cash settlement averaging period, in cash up to the daily allocation of the principal amount of the new notes (1/40th of $1,000, or $25) for each such trading day, and in shares of Company common stock for any conversion value in excess of such cash payment. We believe that this net share settlement feature will help us improve our capital structure by limiting the additional amount of common stock that will be issuable upon conversion of the new notes, thereby reducing the dilution on our earnings per share and on our outstanding shares of common stock. Certain changes have been made to the settlement procedures and the anti-dilution provisions of the new notes in order to accommodate the effects of this net share settlement feature and the 40 trading day cash settlement averaging period. The anti-dilution provisions of the new notes are described in this offering memorandum. We have also added restrictions on when the new notes may be converted (see “Description of New Notes—Conversion of Notes”) that did not apply to the conversion of the old notes so as to preserve the treatment of the new notes with the net share settlement feature as long term debt on our balance sheet.

Sources of Payment of the Cash Portion of the Exchange Offer Consideration

Assuming full participation, we will need approximately $450,000 in cash to fund the aggregate note exchange payment. We will use cash on hand to fund the aggregate note exchange payment. There are no alternative financing arrangements for the exchange offer.

Conditions of the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of old notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the tender and paying agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•	any stop order is threatened or in effect with respect to the qualification of the indenture governing the new notes under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act);

•

any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable new notes in the exchange offer;

•

any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•

any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

•	the NASDAQ Global Select Market has not approved the supplemental application for listing the shares of our common stock underlying the new notes; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes to be issued in the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, we expressly reserve the right, at any time or at various times, to waive any of the conditions of the exchange offer, in whole or in part. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the information and tender and paying agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer.

Procedures for Tendering

Only a record holder of old notes may tender in the exchange offer. The outstanding old notes are represented by global certificates issued to Cede & Co., as nominee of DTC, so Cede & Co. is the only registered holder of the old notes. DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Persons that are not participants beneficially own the old notes only through DTC participants.

How to tender if you are a beneficial owner but not a DTC participant.

If you beneficially own old notes through an account maintained by a broker, dealer, commercial bank, trust company or other nominee and you desire to tender your old notes, you should contact your nominee promptly and instruct it to tender your old notes on your behalf.

How to tender if you are a DTC participant.

To participate in the exchange offer, a DTC participant must:

•	comply with the automated tender offer program procedures (ATOP) of DTC described below; or

•

complete, sign and date the letter of transmittal and deliver the letter of transmittal or facsimile to the tender and paying agent prior to the expiration time by mail, facsimile transmission or in person.

In addition, either:

•	the tender and paying agent must receive, prior to the expiration time, a properly transmitted agent’s message (described below); or

•

the tender and paying agent must receive, prior to the expiration time, a timely confirmation of book-entry transfer of such old notes into the tender and paying agent’s account at DTC according to the procedure for book-entry transfer described below and the letter of transmittal and other documents required by the letter of transmittal.

Any tender of old notes that is not withdrawn will, upon our acceptance of the tender, constitute a binding agreement between the holder of such old notes and us in accordance with the terms and subject to the conditions described in this offering memorandum and in the letter of transmittal.

If a DTC participant chooses to tender by delivery of a letter of transmittal, to be validly tendered the tender and paying agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the back cover of this offering memorandum and the front cover of the letter of transmittal prior to the expiration time. The method of delivery of the letter of transmittal and all other required documents to the tender and paying agent is at the holder’s election and risk. In all cases, holders should allow sufficient time to assure delivery to the tender and paying agent before the expiration time. The letter of transmittal should not be sent to the Company.

Signatures and signature guarantees.

Holders using a letter of transmittal or notice of withdrawal must have signatures guaranteed by a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the old notes are tendered for the account of a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

Tendering through DTC’s ATOP.

DTC participants may, instead of physically completing and signing the letter of transmittal and delivering it to the tender and paying agent, transmit an acceptance of the exchange offer electronically. DTC participants may do so by causing DTC to transfer the old notes to the tender and paying agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the tender and paying agent.

The term “agent’s message” means a message that:

•	is electronically transmitted by DTC;

•	is received by the tender and paying agent and forms a part of a book-entry transfer;

•

states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

•	states that the Company may enforce the letter of transmittal against such holder.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any old note not validly tendered;

•	refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful;

•	waive any defects or irregularities or conditions of the exchange offer, either before or after the expiration time; and

•	determine the eligibility of any holder who seeks to tender old notes in the exchange offer.

Our determinations, either before or after the expiration time, under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any old notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all old notes. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the tender and paying agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of us incur any liability for failure to give such notification. Tenders of old notes will not be considered to have been made until any defects or irregularities have been cured or waived.

Acceptance; Exchange of Old Notes

Upon satisfaction or waiver of all of the conditions of the exchange offer, all old notes properly tendered and not withdrawn will be accepted promptly after the expiration time. See “Terms of the Exchange Offer—Conditions of the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes or defectively tendered old notes with respect to which we have waived such defect, when, as and if we give written or oral notice of such acceptance to the tender and paying agent. Under no circumstances will any additional interest or distributions be payable because of any delay by the tender and paying agent in the transmission of funds to the holders of exchanged old notes or otherwise.

We will issue the new notes, and cause them to be delivered with the aggregate note exchange payment, under the terms of the exchange offer and applicable law upon exchange of old notes validly tendered in the exchange offer promptly after the expiration time and our acceptance of the validly tendered old notes. We anticipate that such issuance and delivery will occur on the second business day following the expiration time.

We will pay for old notes accepted for exchange by us pursuant to the exchange offer by depositing the aggregate note exchange payment and the new notes with the tender and paying agent. The tender and paying agent will act as your agent for the purpose of receiving cash and new notes from us and transmitting such cash and new notes to you.

In all cases, issuance of new notes and payment of the cash note exchange payment for old notes accepted for exchange by us pursuant to the exchange offer will be made promptly after the expiration time and will be credited by the tender and paying agent to the appropriate account at DTC, subject to receipt by the tender and paying agent of:

•

timely confirmation of a book-entry transfer of the old notes into the tender and paying agent’s account at DTC, pursuant to the procedures set forth in “—Procedures for Tendering” above and a properly completed letter of transmittal and any other documents required by the letter of transmittal; or

•	a properly transmitted agent’s message.

By tendering old notes pursuant to the exchange offer, the holder thereof will be deemed to have represented and warranted that such holder has full power and authority to tender, sell, assign and transfer the old notes tendered thereby and that when such old notes are accepted for purchase and payment by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The holder will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the tender and paying agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered thereby.

By tendering old notes pursuant to the exchange offer, the holder will be deemed to have agreed that the delivery and surrender of the old notes is not effective, and the risk of loss of the old notes does not pass to the tender and paying agent, until receipt by the tender and paying agent of a properly transmitted agent’s message or properly completed letter of transmittal together with all accompanying evidences of authority and any other required documents in form satisfactory to us.

We may transfer or assign, in whole or from time to time in part, to one or more of our affiliates or any third party the right to purchase all or any of the old notes tendered pursuant to the exchange offer, but any such transfer or assignment will not relieve us of our obligations under the exchange offer and will in no way prejudice the rights of tendering holders of old notes to receive payment for old notes validly tendered and not validly withdrawn and accepted for exchange pursuant to the exchange offer.

Return of Unaccepted Old Notes

If any tendered old notes are not accepted for payment for any reason pursuant to the terms and conditions of the exchange offer, such old notes will be credited to the tendering holder’s account at DTC promptly following the expiration time or the termination of the exchange offer.

Expiration; Extensions; Termination; Amendment

The expiration time will occur at 5:00 p.m., New York City time, on Tuesday, December 13, 2011, unless the exchange offer is extended or earlier terminated by us. The expiration time will be at least 20 business days from its commencement, as required by Rules 13e-4(f) and 14e-1(a) under the Exchange Act.

We reserve the right to extend the period of time that the exchange offer is open and delay acceptance for exchange of any old notes by giving oral or written notice to the tender and paying agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time. During any extension, all old notes previously tendered will remain subject to the exchange offer unless validly withdrawn.

In addition, we reserve the right to:

•

terminate or amend the exchange offer and not to accept for exchange any old notes not previously accepted for exchange upon the occurrence of any of the events specified above under “—Conditions of the Exchange Offer” that have not been waived by us; and

•	amend the terms of the exchange offer in any manner permitted or not prohibited by law.

If we terminate or amend the exchange offer, we will notify the tender and paying agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely press release or other public announcement regarding the termination or amendment.

If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or waive a material condition of the exchange offer, we will promptly disseminate disclosure regarding the changes to the exchange offer and extend the exchange offer, each if required by law, to ensure that the exchange offer remains open a minimum of five business days from the date we disseminate disclosure regarding the changes.

If we make a change in the principal amount of old notes sought or the exchange offer consideration, including the principal amount of new notes or the amount of the note exchange payment offered in the exchange, we will promptly disseminate disclosure regarding the changes and extend the exchange offer, each if required by law, to ensure that the exchange offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the changes.

If, for any reason, acceptance for purchase of, or payment for, validly tendered old notes pursuant to the exchange offer is delayed, or we are unable to accept for purchase or to pay for validly tendered old notes pursuant to the exchange offer, then the tender and paying agent may, nevertheless, on our behalf, retain the tendered old notes, without prejudice to our rights described herein, but subject to applicable law and Rule 14e-l under the Exchange Act, which requires that we pay the consideration offered or return the old notes tendered promptly after the termination or withdrawal of the exchange offer.

Settlement Date

The settlement date in respect of any old notes that are validly tendered prior to the expiration time and accepted by us is expected to occur promptly following the expiration time and is anticipated to be December 15, 2011.

Fractional Interests

New notes will be issued only in denominations of $1,000 or an integral multiple thereof.

Withdrawal of Tenders

Old notes tendered may be validly withdrawn at any time prior to the expiration time, but not thereafter. If the exchange offer is terminated, the old notes tendered pursuant to the exchange offer will be promptly returned to the tendering holders.

For a withdrawal of old notes to be effective, the tender and paying agent must receive a written or facsimile transmission containing a notice of withdrawal prior to the expiration time by a properly transmitted “Request

Message” through DTC’s ATOP. Such notice of withdrawal must (i) specify the name of the holder of old notes who tendered the old notes to be withdrawn, (ii) specify, by CUSIP number, the aggregate principal amount of the old notes to be withdrawn, (iii) contain a statement that such holder of old notes is withdrawing the election to tender their old notes specified in such notice of withdrawal and (iv) be signed by the holder of such old notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes. Any notice of withdrawal must identify the old notes to be withdrawn, including the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. Withdrawal of old notes may only be accomplished in accordance with the foregoing procedures.

Old notes validly withdrawn may thereafter be re-tendered at any time prior to the expiration time by following the procedures described under “—Procedures for Tendering.”

We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in our reasonable discretion, which determination shall be final and binding. None of the Company, the tender and paying agent, or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Fees and Expenses

Tendering holders of outstanding old notes will not be required to pay any expenses of soliciting tenders in the exchange offer. However, if a tendering holder handles the transactions through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions. We will bear the fees and expenses of soliciting tenders for the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees. We will also pay the information agent and tender and paying agent reasonable out-of-pocket expenses and we will indemnify the information agent and tender and paying agent against certain liabilities and expenses in connection with the exchange offer, including liabilities under the federal securities laws.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Future Purchases

Following completion of the exchange offer, we or our affiliates may repurchase additional old notes that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of old notes that remain outstanding after the exchange offer may be on terms that are more or less favorable than the exchange offer. However, Exchange Act Rules 14e-5 and 13e-4 generally prohibit us and our affiliates from purchasing any old notes other than pursuant to the exchange offer until ten business days after the expiration of the exchange offer, although there are some exceptions. Future purchases, if any, will depend on many factors, including market conditions and the condition of our business.

Resale of New Notes Received Pursuant to the Exchange Offer

This exchange offer is being made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act. We have not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the new notes that will be issued in the exchange offer.

All of the old notes are freely transferable under U.S. federal securities laws because we are (and have been for more than 90 days) subject to the reporting requirements of Section 13 of the Exchange Act and the old notes have been held by non-affiliates of the Company for over one year, as a result of which the old notes are eligible for resale without restriction pursuant to Rule 144 under the Securities Act. Accordingly, all of the new notes issued in the exchange offer (and any underlying common stock issued upon conversion of the new notes in accordance with the terms of the indenture governing the new notes) will also be freely transferable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company, subject to certain requirements. The new notes will be represented by a single unrestricted CUSIP number.

Accounting Treatment

For accounting purposes, we will not recognize gain or loss upon the issuance of the new notes for old notes, other than the recognition of direct expenses incurred related to the exchange offer.

Compliance with Securities Laws

We are making the exchange offer to all holders of outstanding old notes. We are not aware of any jurisdiction in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer will not be made to, nor will tenders of old notes be accepted from or on behalf of, the holders of old notes residing in any such jurisdiction. The exchange offer will not be made in any jurisdiction where the securities, blue sky or other laws require the exchange offer to be made by a licensed broker or dealer.

No action has been or will be taken in any jurisdiction other than in the United States that would permit a public offering of the new notes, or the possession, circulation or distribution of this offering memorandum or any other material relating to us or the new notes in any jurisdiction where action for that purpose is required. Accordingly, the new notes may not be offered or sold, directly or indirectly, and neither this offering memorandum nor any other offering material or advertisement in connection with the new notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. This offering memorandum does not constitute an offer to sell or a solicitation of any offer to buy in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this offering memorandum comes are advised to inform themselves about and to observe any restrictions relating to this exchange offer, the distribution of this offering memorandum, and the resale of the new notes.

Additional Information

Pursuant to Exchange Act Rule 13e-4 we have filed with the SEC a Tender Offer Statement on Schedule TO (the Schedule TO), that contains additional information with respect to the exchange offer. We will file an amendment to the Schedule TO to report any material changes in the terms of the exchange offer and to report the final results of the exchange offer as required by Exchange Act Rule 13e-4(c)(3) and 13e-4(c)(4), respectively. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Tender and Paying Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., as our tender and paying agent for the exchange offer. All executed letters of transmittal should be directed to the tender and paying agent at its address set forth below.

The Bank of New York Mellon Trust Company, N.A.

The Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7 East

New York, N.Y. 10286

Attn: Mr. David Mauer

Telephone (212) 815-3687

Facsimile (212) 298-1915

Delivery of the letter of transmittal to an address other than as set forth above will not constitute a valid delivery.

The Information Agent

We have appointed Georgeson Inc. as our information agent for the exchange offer. Questions and requests for assistance respecting the procedures for the exchange offer, requests for additional copies of this offering memorandum or of the letter of transmittal should also be directed to the tender and paying agent at its address below.

Georgeson Inc.

199 Water Street 26th Floor

New York, NY 10038

Telephone (212) 440-9800

Facsimile (212) 440-9009

DESCRIPTION OF NEW NOTES

We will issue the new notes under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the trustee), to be entered into upon the closing of the exchange offer and dated as of the closing date (the indenture). The terms of the new notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act, which will be deemed to apply to the indenture. The following summarizes some, but not all, provisions of the new notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the new notes. A copy of the indenture and the form of certificate evidencing the new notes is available to you upon request. See “Where You Can Find More Information.”

In this section of the offering memorandum entitled “Description of New Notes,” when we refer to “PDL,” “we,” “our,” or “us,” we are referring to PDL BioPharma, Inc. and not any of its subsidiaries.

General

The new notes are senior unsecured obligations of PDL and rank equal in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. The new notes are senior in right to any existing or future indebtedness which is subordinated by its terms. As of September 30, 2011, we had no indebtedness subordinated by its terms to the old notes. The notes will be structurally subordinated to all liabilities of our subsidiaries (including, as of September 30, 2011, the $115,268,000 principal amount outstanding of QHP PhaRMASM Senior Secured Notes due 2015 issued by QHP Royalty Sub LLC, one of our subsidiaries) and will be effectively junior to our future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The new notes are convertible into common stock as described under “—Conversion of Notes.” We are offering up to $180 million aggregate principal amount of new notes, the amount issued on the settlement date determined by the extent to which the exchange offer is accepted. We may, without the consent of the holders of the new notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the new notes. Any of these additional notes will, together with the new notes, constitute a single series of notes under the indenture. Holders of such additional notes will have the right to vote together with holders of new notes as one class. No such additional notes may be issued with the same CUSIP number unless they will be fungible with the notes offered hereby for U.S. federal income tax and securities law purposes. The new notes will be issued only in denominations of $1,000 or in integral multiples of $1,000. The new notes will mature on February 15, 2015, unless earlier redeemed at our option or purchased by us at your option upon a fundamental change.

Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction or a change in control of PDL, except to the extent described under “—Repurchase at Option of the Holder Upon a Fundamental Change” and “—Adjustment to Conversion Rate Upon a Fundamental Change.”

The new notes bear interest at the annual rate of 2.875% commencing on August 15, 2011. Interest is payable on February 15 and August 15 of each year, beginning February 15, 2012, subject to limited exceptions if the new notes are converted, redeemed or purchased prior to the interest payment date. The record dates for the payment of interest are February 1 and August 1. We may, at our option, pay interest on the new notes by check mailed to the holders. However, a holder with an aggregate principal amount in excess of $2 million will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least 10 business days prior to the payment date. Interest on the new notes is paid on the basis of a 360-day year comprised of twelve 30-day months. We are not required to make any payment on the new notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

We maintain an office in New York, New York, where the new notes may be presented for registration, transfer, exchange or conversion. This office is an office or agency of the trustee. Except under limited circumstances described below, the new notes are issued only in fully-registered book-entry form, without coupons, and are represented by one or more global notes. There is no service charge for any registration of transfer or exchange of new notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Conversion of Notes

General

Upon the occurrence of any of the conditions described under the headings “—Conversion Based on Common Stock Price,” “—Conversion Upon Satisfaction of Trading Price Condition,” “—Conversion Upon Notice of Redemption,” “—Conversion Upon Specified Corporate Transactions” and “—Conversion During a Specified Period,” you have the right, at your option, to convert your new notes into shares of our common stock at any time until the close of business on the last business day prior to maturity, unless previously redeemed or purchased, at the conversion rate of 151.713 shares per $1,000 principal amount of new notes, subject to the adjustments described below (including adjustment based on the $0.15 per share cash dividend scheduled to be paid on December 15, 2011). This is equivalent to an initial conversion price of approximately $6.59 per share, subject to such adjustment.

Except as described below, we will not make any payment or other adjustment for accrued interest on new notes or dividends on any common stock issued upon conversion of the new notes. If you submit your new notes for conversion between an interest payment record date and the opening of business on the next interest payment date (except for (i) conversions following the regular record date immediately preceding February 15, 2015, (ii) new notes or portions of new notes called for redemption or subject to purchase following a fundamental change on a redemption date or a purchase date, as the case may be, occurring during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if this interest payment date is not a business day, the second business day after the interest payment date or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the new notes) you must pay funds equal to the interest payable on the principal amount being converted. As a result of the foregoing provisions, if the exception described in the preceding sentence does not apply and you surrender your new notes for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date next preceding the date of conversion or for any later period.

We will not issue fractional shares of common stock upon conversion of the new notes. Instead, we will pay cash for the fractional amount based upon the daily VWAP (as defined in “Description of New Notes—Conversion of Notes—Settlement Upon Conversion”) of the common stock on the last trading day of the relevant cash settlement averaging period. Subject to the exception for interest described in the preceding paragraph, our settlement of conversions as described below under “—Settlement Upon Conversion” will be deemed to satisfy in full our obligation to pay (i) the principal amount of the note; and (ii) accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date. As a result, accrued but unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

If the new notes are called for redemption or are subject to purchase following a fundamental change, your conversion rights on the new notes called for redemption or so subject to purchase will expire at the close of business on the last business day before the redemption date or purchase date, as the case may be, or such earlier date as the new notes are presented for redemption or for purchase, unless we default in the payment of the redemption price or purchase price, in which case, your conversion right will terminate at the close of business on the date the default is cured and the new notes are redeemed or purchased. If you have submitted your new notes for purchase upon a fundamental change, you may only convert your new notes if you withdraw your election in accordance with the indenture.

Conversion Based on Common Stock Price

You may surrender new notes for conversion in any fiscal quarter after the fiscal quarter ending December 31, 2011, if the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price for the new notes on the last day of such preceding fiscal quarter, which we refer to as the “conversion trigger price.”

The conversion trigger price immediately following issuance of the new notes will be approximately $8.57, which is 130% of the initial conversion price for the new notes, subject to anti-dilution adjustments made in connection with our anticipated December 15, 2011, dividend payment.

Conversion Upon Satisfaction of Trading Price Condition

You may surrender new notes for conversion during the five business-day period immediately after any five consecutive trading-day period, which we refer to as the “measurement period,” in which the “trading price” per $1,000 principal amount of notes (as determined following a request by a holder of the new notes in accordance with the procedures described below) for each trading day of the measurement period was less than 98% of the product of the closing price of our common stock and the conversion rate for the new notes for each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent’s obligation to make a trading price determination, in which event the “trading price condition” will have been met.

The “trading price” per $1,000 principal amount of the new notes on any date of determination shall be determined based on the average of the secondary market bid quotations obtained by us or the bid solicitation agent (which shall be an investment bank selected by us) for $2.0 million principal amount of the new notes at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers we select, which may include any or all of the underwriters; provided that if three such bids cannot reasonably be obtained by us or the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us or the bid solicitation agent, that one bid shall be used. If we cannot reasonably obtain at least one bid for $2.0 million principal amount of the new notes from a U.S. nationally recognized securities dealer, then the trading price per $1,000 principal amount of new notes will be deemed to be less than 98% of the product of the “closing price” of our common stock and the conversion rate.

In connection with any conversion upon satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the new notes unless we have requested such a determination; and we shall have no obligation to make such a request unless a holder provides us and the trustee with reasonable evidence that the trading price per $1,000 principal amount of the new notes would be less than 98% of the product of the closing price of our common stock and the conversion rate. At such time, we will determine (or cause the bid solicitation agent to determine) the trading price of the new notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the new notes is greater than or equal to 98% of the product of the closing price of our common stock and the conversion rate. If, upon presentation of such reasonable evidence by the holder, we do not make such determination or cause the bid solicitation agent to make such determination, then the trading price per $1,000 principal amount of the new notes will be deemed to be less than 98% of the product of the “closing price” of our common stock and the conversion rate.

If the trading price condition has been met, we will, as soon as practicable following the condition being met, so notify the holders of the new notes. If, at any point after the trading price condition has been met, the trading price per $1,000 principal amount of the new notes is greater than 98% of the product of the closing price of our common stock and the conversion rate for such day, we will so notify the holders of the new notes by the same mechanism.

Conversion Upon Notice of Redemption

If we call any or all of the new notes for redemption, holders may convert new notes that have been so called for redemption at any time prior to the close of business on the last business day prior to the redemption date, even if the new notes are not otherwise convertible at such time, after which time the holder’s right to convert will expire unless we default in the payment of the redemption price.

Conversion Upon Specified Corporate Transactions

If we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period expiring within 60 calendar days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last closing price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

•

distribute to all or substantially all holders of our common stock, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the closing price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of the new notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their new notes for conversion at any time from, and including, the date we mail such notice until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or the date of our announcement that such distribution will not take place, even if the new notes are not otherwise convertible at such time. No holder may exercise this right to convert if the holder otherwise may participate in the distribution of cash or common stock without conversion (based upon the conversion rate and upon the same terms as holders of our common stock). The ex-dividend date is the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

In addition, in the event of a fundamental change (as defined below under “—Repurchase at Option of the Holder Upon a Fundamental Change”), a holder may surrender notes for conversion at any time from and after the 25th scheduled trading day prior to the anticipated effective date of such fundamental change, until the 45th day following the effective date of such transaction (or, if earlier and to the extent applicable, the close of business on the second scheduled trading day immediately preceding the fundamental change repurchase date).

We must notify holders of the anticipated effective date of the fundamental change, (i) as soon as practicable following the date we publicly announce such transaction but in no event less than 25 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 25 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction. We will update our notice promptly if the anticipated effective date subsequently changes.

If a fundamental change occurs, a holder may also have the right to require us to repurchase all or a portion of its new notes, as described under “—Repurchase at Option of the Holder Upon a Fundamental Change.”

Conversion During a Specified Period

Notwithstanding anything herein to the contrary, a holder may surrender its new notes for conversion beginning on August 15, 2014, until the close of business on the second scheduled trading day immediately preceding the stated maturity date for the new notes irrespective of the conditions set forth above.

Settlement Upon Conversion

Upon conversion, we will deliver to the converting holder in respect of each $1,000 principal amount of new notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related cash settlement averaging period.

The “daily settlement amount,” for each of the 40 consecutive trading days during the cash settlement averaging period, will consist of:

•	cash equal to the lesser of (i) $25.00 and (ii) the daily conversion value; and

•

to the extent the daily conversion value exceeds $25.00, a number of shares equal to (i) the difference between the daily conversion value and $25.00, divided by (ii) the daily VWAP of our common stock for such trading day.

“Daily conversion value” means, for each of the 40 consecutive trading days during the cash settlement averaging period, one-fortieth (1/40th) of the product of (i) the conversion rate and (ii) the daily VWAP of our common stock on such trading day.

“Daily VWAP” of our common stock, in respect of any trading day, means the per share volume-weighted average price on the NASDAQ Global Select Market as displayed under the heading “Bloomberg VWAP” on Bloomberg page PDLI.Q<EQUITY> VAP (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as determined in a commercially reasonable manner by our board of directors or by a nationally recognized independent investment banking firm retained for the purpose by us, using a volume-weighted average price method) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Cash settlement averaging period,” with respect to any new note, means the 40 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date, except that “cash settlement averaging period” means, (i) with respect to any conversion date occurring after we have given a notice of redemption, the 40 consecutive trading day period beginning on, and including, the 42nd scheduled trading day prior to the redemption date, and (ii) with respect to any other conversion date occurring during the period beginning on, and including, August 15, 2014, and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date, the 40 consecutive trading day period beginning on, and including, the 42nd scheduled trading day prior to the maturity date.

“Trading day” means with respect to any security, each day (i) which is Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded and (ii) on which there is no market disruption event.

“Market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session on any trading day or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means any day that is scheduled to be a trading day.

We generally will deliver the conversion consideration in respect of any new notes that you convert by the third trading day immediately following the last trading day of the cash settlement averaging period. However, if prior to the conversion date for any converted notes, our common stock has been replaced by reference property (as defined under “—Anti-Dilution Adjustments” below) consisting solely of cash (pursuant to the provisions described under “—Anti-Dilution Adjustments”), we will deliver the conversion consideration due in respect of conversion on the tenth trading day immediately following the relevant conversion date. Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our common stock resulting from that adjustment on the third trading day after the earliest trading day on which such calculation can be made.

Anti-Dilution Adjustments

The conversion rate is subject to adjustment, without duplication, upon the occurrence of any of the following events:

1) stock dividends in common stock: we pay a dividend or make a distribution on our common stock, payable exclusively in shares of our common stock; then the conversion rate in effect immediately before the open of business on the ex-dividend date for that dividend or distribution will be increased by multiplying: (x) the applicable conversion rate; by (y) a fraction, (1) the numerator of which shall be the number of shares of common stock outstanding immediately after such dividend or other distribution, and (2) the denominator of which shall be the number of shares of common stock outstanding immediately before such dividend or distribution;

2) issuance of rights or warrants: we issue to all or substantially all holders of our common stock rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price; provided that the conversion rate will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration and as a result no additional shares are delivered or issued pursuant to such rights or warrants; then the conversion rate in effect immediately before the open of business on the ex-dividend date for that issuance will be increased by multiplying (x) the applicable conversion rate by (y) a fraction, (1) the numerator of which is the sum of the number of shares of common stock outstanding immediately prior to the open of business on the ex-dividend date for such issuance, and the total number of shares of common stock issuable pursuant to such rights or warrants and (2) the denominator of which is the sum of the number of shares of common stock outstanding immediately prior to the open of business on the ex-dividend date for such issuance and the number of shares of common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the closing prices of the common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution.

3) stock splits and combinations: we:

•	subdivide or split the outstanding shares of our common stock into a greater number of shares;

•	combine or reclassify the outstanding shares of our common stock into a smaller number of shares; or

then the applicable conversion rate will be adjusted by multiplying (x) the applicable conversion rate by (y) a fraction, (1) the numerator of which is the number of shares of common stock outstanding immediately after such subdivision, split or combination, as the case may be, and (2) the denominator of which is the number of shares of common stock outstanding immediately prior to such subdivision, split or combination, as the case may be.

4) distribution of indebtedness, securities or assets: we distribute to all or substantially all holders of our common stock evidences of indebtedness, securities or assets or certain rights to purchase our securities

(provided, however, that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding:

•	dividends or distributions described in paragraph (1) above;

•	rights or warrants described in paragraph (2) above;

•

dividends or distributions paid exclusively in cash described in paragraph (6), (7) or (8) below (the “distributed assets”), in which event (other than in the case of a spin-off as described below), the conversion rate in effect immediately before the open of business on the ex-dividend date for that distribution will be increased by multiplying the conversion rate by a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of common stock as of the open of business on the ex-dividend date for such distribution.

For purposes of this section (unless otherwise stated), the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the ex-dividend date for such distribution, and the new conversion rate shall take effect immediately after the open of business on the ex-dividend date for such distribution.

Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets as of the open of business on the ex-dividend date for such distribution equals or exceeds the current market price of our common stock, or (b) the current market price of our common stock exceeds the fair market value per share of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, you have the right to receive upon conversion, in addition to the cash and, if applicable, number of shares of our common stock which you are entitled to receive, the distributed assets you would have received if you had already owned a number of shares of common stock equal to the applicable conversion rate immediately prior to the record date for the distribution.

5) spin-offs: we distribute to all holders of our common stock shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” in which case the conversion rate in effect immediately before the open of business on the ex-dividend date for that distribution will be increased by multiplying the conversion rate by an adjustment factor equal to the sum of the daily adjustments for each of the ten consecutive trading days beginning on the ex-dividend date of the spin-off. The “daily adjustment” for any given trading day is equal to a fraction, the numerator of which is the closing price of our common stock on that trading day plus the closing price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock on that trading, and the denominator of which is the product of 10 and the closing price of our common stock on that trading day. The adjustment to the conversion rate in the event of a spin-off will occur immediately after the open of business on the day after the tenth trading day from, and including, the ex-dividend date of the spin-off, but shall be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 consecutive trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as shall elapse from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the conversion rate, in respect of any conversion during the 10 consecutive trading days commencing on the ex-dividend date for any spin-off, references within this clause (5) related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.

6) cash distributions: we make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of common stock, in which event the conversion rate on the ex-dividend date for such distribution will be adjusted by multiplying the conversion rate immediately prior to the open of business on the ex-dividend date for such distribution by a fraction, the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock, minus the amount per share of such distribution.

Notwithstanding the foregoing, in cases where (a) the per share amount of such distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, you have the right to receive upon conversion, in addition to the cash and, if applicable, number of shares of our common stock which you are entitled to receive, such distribution you would have received if you had already owned a number of shares of common stock equal to the applicable conversion rate immediately prior to the record date. For purposes of this section, the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the ex-dividend date for such cash distribution, and the new conversion rate shall take effect immediately after the open of business on the ex-dividend date fixed for such distribution.

7) tender or exchange offers: we (or one of our subsidiaries) make a payment in respect of a tender offer or exchange offer for our common stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the conversion rate will be adjusted by multiplying the conversion rate immediately prior to the open of business on the trading day next succeeding the last day on which tender or exchange may be made by a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in the tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the current market price of our common stock on the trading day next succeeding the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the current market price of our common stock on the trading day next succeeding the date of expiration of the tender or exchange offer.

The adjustment to the conversion rate under the preceding paragraph of this clause (7) will be given effect at the open of business on the trading day next succeeding the expiration date. For purposes of this clause (7) (unless otherwise stated) the “current market price” of our common stock means the average of the closing prices of the common stock for the five consecutive trading days commencing on, and including, the trading day next succeeding the date of the expiration of the tender or exchange offer. If the trading day next succeeding the expiration date is less than five consecutive trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (7) to five consecutive trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as shall elapse from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the conversion rate, in respect of any conversion during the five consecutive trading days commencing on the trading day next succeeding the expiration date, references within this clause (7) to five consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date.

8) repurchases: we (or one of our subsidiaries) make a payment in respect of a repurchase for our common stock the consideration for which exceeded the then-prevailing market price of our common stock (such amount, the “repurchase premium”), and that repurchase, together with any other repurchases of our common stock by us (or one of our subsidiaries) involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by us of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of our common stock, the conversion rate will be adjusted by multiplying the conversion rate by a fraction, the numerator of which is the current market price of our common stock and the denominator of which is (A) the current market price of our common stock, minus (B) the quotient of (i) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (ii) the number of shares of common stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by our board of directors; provided that no adjustment to the conversion rate shall be made to the extent the conversion rate is not increased as a result of the above calculation and provided further that the repurchases of our common stock effected by us or our agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the conversion rate made under this clause (8). For purposes of this clause (8), (i) the market capitalization will be calculated by multiplying the current market price of our common stock by the number of shares of common stock then outstanding on the date of the repurchase triggering the adjustment, (ii) the current market price will be the average of the closing sale prices of our common stock for the five consecutive trading days beginning on the trading day next succeeding the date of the repurchase triggering the adjustment, and (iii) in determining the repurchase premium, the “then-prevailing market price” of our common stock will be the average of the closing sale prices of our common stock for the five consecutive trading days ending on the relevant repurchase date.

The adjustment to the conversion rate under the preceding paragraph of this clause (8) will be given effect at the open of business on the trading day next succeeding the date of the repurchase triggering the adjustment. If the trading day next succeeding the date of the repurchase triggering the adjustment is less than five consecutive trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (8) to five consecutive trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as shall elapse from, and including, the trading day next succeeding the date of the repurchase triggering the adjustment to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the five consecutive trading days commencing on the trading day next succeeding the date of the repurchase triggering the adjustment, references within this clause (8) to five consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date of the repurchase triggering the adjustment to, but excluding, the relevant conversion date.

If:

•

we are required to satisfy our conversion obligation through delivery of a combination of cash and common stock and shares of common stock are deliverable to settle the daily settlement amount for a given trading day within the cash settlement averaging period applicable to notes that you have converted,

•	any distribution or transaction described in clauses (1) to (8) above has not yet resulted in an adjustment to the applicable conversion rate on the trading day in question, and

•

the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.

In the event of a taxable distribution to holders of our common stock which results in an adjustment of the conversion rate, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give you at least 15 days’ notice of such an increase in the conversion rate.

No adjustment to the conversion rate or your ability to convert will be made if you otherwise participate in the distribution without conversion or in certain other cases.

The applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the new notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

If you will receive common stock upon conversion of your new notes, you will also receive the associated rights under any stockholder rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged.

In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property (reference property), upon conversion of your new notes, you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the new notes into our common stock immediately prior to any of these events, except as set forth below under “—Public Acquirer Change of Control;” provided that, at and after the effective time of any such transaction, (x) any amount otherwise payable in cash upon conversion of the new notes will continue to be payable as described under the provision under “—Settlement Upon Conversion,” (y) the number of shares of our common stock otherwise deliverable upon conversion of the new notes as set forth under “—Settlement upon Conversion” above, if any, will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction.

Simultaneously with an adjustment of the conversion rate, we will disseminate a press release detailing the new conversion rate and other relevant information.

In no event will we take any action that would require adjustment to the applicable conversion rate, nor will we adjust the applicable conversion rate, if such applicable conversion rate adjustment would require us to issue, upon conversion of the new notes, a number of shares of common stock that would require us to obtain prior shareholder approval under the rules and regulations of the NASDAQ Global Select Market, and, if applicable, the rules of the exchange or quotation system on which the common stock is then traded, without obtaining such prior shareholder approval.

Optional Redemption

We do not have the option to redeem the new notes prior to August 15, 2014. Thereafter, the new notes may be redeemed at our option in whole, or in part, upon not less than 10 nor more than 60 days’ notice by mail to holders of the new notes at a redemption price equal to 100% of the aggregate principal amount of the new notes to be redeemed in each case together with accrued interest up to, but not including, the redemption date; provided that if the redemption date falls after an interest payment record date and on or before an interest payment date, then the interest payment shall be payable to holders of record on the relevant record date.

If fewer than all of the new notes are to be redeemed, the trustee will select the new notes to be redeemed by lot or in accordance with applicable procedures of DTC. If any new note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your new notes is selected for partial redemption and you convert a portion of your new notes, the converted portion will be deemed to be of the portion selected for redemption.

No sinking fund is provided for the new notes.

Repurchase at Option of the Holder Upon a Fundamental Change

If a fundamental change (as defined below) occurs at any time prior to maturity, you have the right (subject to our rights described under “—Public Acquirer Change of Control”) to require us to repurchase any or all of your new notes for cash, or any portion of the initial principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the new notes to be purchased plus accrued and unpaid interest, if any, to (but not including) the fundamental change repurchase date, unless such fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date.

Except as set forth below under “—Public Acquirer Change of Control,” within fifteen trading days prior to but not including the expected effective date of a fundamental change that is also a public acquirer change of control (as defined below under “—Public Acquirer Change of Control”), we will provide to all holders of the new notes and the trustee and paying agent a notification (the public acquisition notice) stating whether we will:

•

elect to adjust the conversion rate and related conversion obligation as described under “—Public Acquirer Change of Control,” in which case the holders will not have the right to require us to repurchase their new notes as described in this section and will not have the right to the conversion rate adjustment described under “—Adjustment to Conversion Rate Upon a Fundamental Change;” or

•

not elect to adjust the conversion rate and related conversion obligation as described under “—Public Acquirer Change of Control,” in which case the holders will have the right (if applicable) to require us to repurchase their new notes as described in this section and/or the right (if applicable) to the conversion rate adjustment described under “—Adjustment to Conversion Rate Upon a Fundamental Change.”

A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

(1) our common stock (or other common stock into which the new notes are convertible or American Depositary Shares representing such common stock) is neither traded on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another U.S. national securities exchange nor quoted on an established automated over-the-counter trading market in the United States; or

(2) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

(3) we merge or consolidate with or into any other person (other than a subsidiary), another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•	that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•

pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

•

which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

However, notwithstanding the foregoing, holders of the new notes do not have the right to require us to repurchase any new notes under clauses (2) or (3) (and we are not required to deliver the notice incidental thereto), if either:

•

the closing sale price of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change relating to an acquisition of capital stock under clause (2) above, or the period of ten consecutive trading days ending immediately before the fundamental change, in the case of a fundamental change relating to a merger, consolidation, asset sale or otherwise under clause (3) above, equals or exceeds 105% of the applicable conversion price of the new notes in effect on each of those five trading days; or

•

at least 95% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a fundamental change under clause (2) and/or clause (3) above consists of shares of capital stock traded on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another U.S. national securities exchange nor quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the new notes become convertible into such shares of such capital stock subject to the provisions for settlement of up to $1,000 of the settlement amount due on conversion of any note in cash that are described under “—Settlement Upon Conversion.”

For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

For purposes of the above, the term “capital stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

On or before the 15th day after the date on which a fundamental change transaction becomes effective (which fundamental change results in the holders of new notes having the right to cause us to repurchase their new notes) (the effective date), we will provide to all holders of the new notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•

whether the fundamental change falls under clause (2) or (3) of the definition of fundamental change, in which case the conversion adjustments described under “—Adjustment to Conversion Rate Upon a Fundamental Change” will be applicable;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate and any adjustments to the conversion rate;

•

that the new notes with respect to which a fundamental change repurchase notice has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their new notes.

Simultaneously with providing such notice, we will issue a press release and publish the information through a public medium customary for such press releases.

To exercise the repurchase right, you must deliver, before the close of business on the second business day immediately preceding the fundamental change repurchase date, the new notes to be purchased, duly endorsed for transfer (or effect book-entry transfer of the new notes to the paying agent), together with the fundamental change repurchase notice duly completed, to the paying agent. Your fundamental change repurchase notice must state:

•	if certificated, the certificate numbers of the new notes to be delivered for repurchase;

•	the portion of the principal amount of new notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the new notes are to be purchased by us pursuant to the applicable provisions of the new notes and the indenture.

If the new notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn new notes;

•	if certificated new notes have been issued, the certificate numbers of the withdrawn new notes; and

•	the principal amount, if any, that remains subject to the repurchase notice.

If the new notes are not in certificated form, the withdrawal notice must comply with appropriate DTC procedures.

We are required to repurchase the new notes no less than 20 and no more than 35 days after the date of our notice of the occurrence of the relevant fundamental change, subject to extension to comply with applicable law. To receive payment of the repurchase price, you must either effect book-entry transfer or deliver the new notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice. Holders will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the new notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the new notes on the business day following the fundamental change repurchase date, then:

•

the new notes will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the new notes is made or whether or not the new note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the new notes).

We will under the indenture:

•	comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the new notes upon a fundamental change.

The rights of the holders to require us to repurchase their new notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, or to obtain control of us by any means, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in other offerings of debt securities similar to the new notes.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the new notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the new notes to require us to repurchase its new notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

The terms of future senior debt instruments could prohibit us from repurchasing any new notes, or provide that certain fundamental changes would constitute a default thereunder. If a fundamental change occurs at a time when we are prohibited from repurchasing new notes, we could seek the consent of the holders of the applicable senior debt to the repurchase of new notes or could attempt to refinance the applicable senior debt that contains such prohibitions. If we do not obtain such a consent or repay such senior debt, we will remain prohibited from repurchasing any new notes. In such case, our failure to purchase tendered new notes would constitute an event of default under the indenture, which may, in turn, constitute a default under such senior debt.

Our ability to repurchase the new notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the new notes that might be delivered by holders of new notes seeking to exercise the repurchase right. In addition, we have incurred, and may in the future incur, other indebtedness with similar fundamental change provisions permitting holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Adjustment to Conversion Rate Upon a Fundamental Change

If and only to the extent that you convert your new notes in connection with a fundamental change described in clause (2) or (3) of the definition of fundamental change (and subject to our rights described under “—Public Acquirer Change of Control”), we will increase the conversion rate for the new notes surrendered for conversion by a number of additional shares (the additional shares) as described below; provided, however, that no increase will be made in the case of a fundamental change if at least 95% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such fundamental change transaction consists of shares of capital stock (or American Depositary Shares representing such capital stock) traded on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the new notes become convertible into the consideration paid for our common stock (consisting, as described above, of at least 95% eligible capital stock (or American Depositary Shares representing such capital stock)), subject to the provisions for settlement of up to $1,000 of the settlement amount due on conversion of any new note in cash that are described above under “—Settlement Upon Conversion.”

The number of additional shares will be determined by reference to the table below, based on the effective date of the fundamental change and the price (the stock price) paid per share of our common stock in such fundamental change transaction. If holders of our common stock receive only cash in such fundamental change transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last closing prices of our common stock on each of the five consecutive trading days prior to but not including the effective date of such fundamental change.

A conversion of new notes by a holder will be deemed for these purposes to be “in connection with” a fundamental change if the conversion notice is received by the conversion agent on or subsequent to the effective date of the fundamental change and prior to the 45th day following the effective date of the fundamental change (or, if earlier and to the extent applicable, the close of business on the second business day immediately preceding the fundamental change repurchase date (as specified in the repurchase notice described under “—Repurchase at Option of the Holder Upon a Fundamental Change”)).

The stock prices set forth in the first row of the following table (i.e., the column headers) will be adjusted in connection with our anticipated December 15, 2011, dividend payment and as of any date on which the conversion rate of the new notes is otherwise adjusted, as described above under “—Anti-Dilution Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and for the same events as the conversion rate as set forth under “—Anti-Dilution Adjustments,” including in connection with our anticipated December 15, 2011, dividend payment.

The following table sets forth the hypothetical stock price and number of additional shares issuable per $1,000 initial principal amount of new notes:

Effective Date of Fundamental Change	Stock Price
	$5.281	$6.208	$7.134	$8.061	$8.988	$9.914	$10.841	$11.767	$12.694
February 15, 2011	37.6313	21.8100	13.9624	10.3246	7.7439	6.1019	4.6276	3.6721	2.7775
February 15, 2012	37.6313	18.0278	9.7171	7.1853	5.3893	4.2467	3.2205	2.5556	1.9330
February 15, 2013	37.6313	14.2457	5.4718	4.0462	3.0348	2.3913	1.8135	1.4391	1.0884
February 15, 2014	37.6313	10.4636	1.2265	0.9069	0.6803	0.5360	0.4065	0.3226	0.2440
February 15, 2015	37.6313	9.3709	—	—	—	—	—	—	—

The stock prices and additional share amounts set forth above are based upon the corresponding figures in the indenture applicable to the old notes.

The exact stock price and conversion dates may not be set forth on the table; in which case, if the stock price is:

•

between two stock price amounts on the table or the effective date of the Fundamental Change is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	more than $12.69 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $5.28 per share (subject to adjustment), no additional shares will be issued upon conversion.

Despite the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 189.3473 per $1,000 principal amount of new notes, subject to adjustment in the same manner and for the same events as the conversion rate as set forth under “—Anti-Dilution Adjustments.”

Public Acquirer Change of Control

Notwithstanding the foregoing, in the case of a public acquirer change of control (as defined below), we may, in lieu of permitting a repurchase at the holder’s option or adjusting the conversion rate as described under “—Adjustment to Conversion Rate Upon a Fundamental Change,” elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the new notes will be entitled to convert their new notes into cash and, if applicable, a number of shares of public acquirer common stock (as defined below) by adjusting the conversion rate in effect immediately before the public acquirer change of control by multiplying the conversion rate by a fraction:

•

the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the closing price of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•

the denominator of which will be the average of the closing prices of the public acquirer common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control.

If we elect to adjust the conversion rate and conversion obligation as described in this section, we must send holders of the new notes a public acquisition notice within fifteen trading days prior to but not including the expected effective date of the fundamental change that is also a public acquirer change of control, as described under “—Repurchase at Option of the Holder Upon a Fundamental Change.” If we elect to adjust the conversion rate and conversion obligation in connection with a public acquirer change of control, holders of the new notes will not have the right to require us to repurchase their new notes as described under “—Repurchase at Option of the Holder Upon a Fundamental Change” or to convert at an adjusted conversion rate as described under “—Adjustment to Conversion Rate Upon a Fundamental Change” in connection with the fundamental change that is also a public acquirer change of control. Notwithstanding the foregoing, we will not provide notice if the expected effective date of a public acquirer change of control is on or after the 42nd scheduled trading day prior to the final maturity date and, whether or not such notice is provided, no election to adjust the Applicable Conversion Rate and related conversion obligation as described in this paragraph shall be effective if the actual effective date of a public acquirer change of control is on or after the 42nd scheduled trading day prior to the final maturity date. A “public acquirer change of control” means any event constituting a fundamental change that would otherwise give holders the right to cause us to repurchase the new notes as described above under “—Repurchase at Option of the Holder Upon a Fundamental Change,” and the acquirer has a class of common stock (or American Depository Shares representing such common stock) traded on a U.S. national securities exchange or quoted on an established automated over-the-counter-trading market in the United States or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the public acquirer common stock). If an acquirer does not itself have a class of common stock (or American Depository Shares representing such common stock) satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if either (1) a direct or indirect majority-owned subsidiary of acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock (or American Depository Shares representing such common stock) satisfying the foregoing requirement; in such case, all references to public acquirer common stock shall refer to such class of common stock. “Majority-owned” for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Events of Default

Each of the following constitutes an event of default under the indenture:

(1) we fail to pay principal or premium, if any, on any new notes when due or fail to comply with our obligation to convert the new notes in accordance with the indenture upon exercise of a Holder’s right as described under “—Conversion of Notes;”

(2) we fail to pay any interest on any new note when due if such failure continues for 30 days;

(3) we fail to perform any other agreement required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

(4) we fail to pay the purchase price of any new note when due;

(5) we fail to provide timely notice of a fundamental change, if required by the indenture, if such failure continues for 30 days after notice of our failure to do so;

(6) any indebtedness for money borrowed by us or one of our significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by us) in an aggregate outstanding principal amount in excess of $25 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in the indenture; and

(7) certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

If an event of default, other than an event of default described in clause (7) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding new notes may declare the principal amount of the new notes to be due and payable immediately. If an event of default described in clause (7) above occurs with respect to us, the principal amount of the new notes will automatically become immediately due and payable.

After any such acceleration, but before a conflicting judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the new notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

Notwithstanding the foregoing, we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligation to file reports with the SEC in accordance with “—Reports” below (a Filing Failure) shall for the first one hundred eighty (180) days after the occurrence of such event of default (the Extension Period) consist exclusively of the right of holders to receive a fee (the Extension Fee) accruing at the rate of 1.00% per annum of the aggregate principal amount of new notes that are then outstanding, on the terms and in the manner described below. Any Extension Fee shall be paid at the same times and in the same manner as interest shall be paid in accordance with the indenture. The Extension Fee shall accrue on the new notes that are then outstanding from the first day of the event of default to, but excluding, the earlier of (i) the date on which we have made the filings initially giving rise to the Filing Failure and (ii) the date that is one hundred eighty (180) days after the occurrence of the event of default. We must give written notice of our election to pay the Extension Fee prior to the occurrence of the event of default. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the new notes shall be subject to acceleration as provided in above. This right shall not affect the rights of holders of new notes if any other event of default occurs under the indenture. If we do not pay the Extension Fee on a timely basis in accordance with this provision, the new notes shall be subject to acceleration as provided above. Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the 2011 notes will be subject to acceleration for such additional Filing Failure at the end of the Extension Period for the first Filing Failure to the extent it has not been remedied before the end of the first Extension Period, provided, however, that to the extent we have agreed to pay an additional Extension Fee in accordance with the terms of this provision as to such additional Filing Failure, and the first Filing Failure has been remedied before the end of the first Extension Period, the new notes will not be subject to acceleration until the end of the additional Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple overlapping Filing Failures, the aggregate amount of all Extension Fees paid in a year shall not exceed 1.00% per annum of the aggregate principal amount of the new notes that are outstanding as of the beginning of such year.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee satisfactory indemnity. Subject to the indenture, applicable law and the trustee’s right to indemnification, the holders of a majority in aggregate principal amount of the outstanding new notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the new notes.

No holder has any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the new notes then outstanding have made a written request to pursue the remedy;

•	such holder or holders have offered reasonable indemnity to the trustee against any loss, liability or expense; and

•

the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the new notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any new note on or after the applicable due date or the right to convert the new notes in accordance with the indenture.

Generally, the holders of a majority of the aggregate principal amount of outstanding new notes may waive any default or event of default unless:

•	we fail to pay principal, premium or interest on any new note when due;

•	we fail to convert any new note in accordance with the provisions of the new note and the indenture; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding new note affected.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not PDL, to the officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the new notes with the consent of the holders of a majority in aggregate principal amount of the outstanding new notes. In addition, the holders of a majority in aggregate principal amount of the outstanding new notes may waive our compliance in any instance with any provision of the indenture without notice to the note holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding new note if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of, or interest on, any new note;

•	reduce the principal amount of or any premium or interest on any new note;

•	reduce the amount of principal payable upon acceleration of the maturity of any new note;

•	change the place or currency of payment of principal of, or any premium or interest on, any new note;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any new note;

•	modify the provisions with respect to the purchase right of the holders upon a fundamental change in a manner adverse to holders;

•	adversely affect the right of holders to convert new notes other than as provided in the indenture;

•	reduce the percentage in principal amount of outstanding new notes required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding new notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•

modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of new notes.

We and the trustee may amend or supplement the indenture or the new notes without notice to, or the consent of, the note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any note holder.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

•

(i) the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and (ii) such person assumes our obligations on the new notes and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.

Limitations on Issuances of Common Stock

Unless we have received the stockholder approval described below (which we shall have no obligation to seek), we will not issue any shares of common stock pursuant to the indenture if, after giving effect to such issuance, the aggregate number of such shares of common stock (after adjusting any previous issuances for any subsequent events that would give rise to an adjustment to the applicable conversion rate under “—Anti-Dilution Adjustments”) would exceed the “Maximum Shares” as calculated at the time of the proposed issuance by multiplying (x) 0.1999 by (y) the number of shares of common stock outstanding on the date of the original issuance of the new notes, as appropriately adjusted for any subsequent event that would give rise to a change in the conversion rate as described under “—Anti-Dilution Adjustments.”

In no event will we take any action that would require adjustment to the applicable conversion rate, nor will we adjust the applicable conversion rate, if such adjustment would require us to issue, upon conversion of the new notes, a number of shares of our common stock that would require us to obtain prior stockholder approval under the rules and regulations of the NASDAQ Global Select Market, and, if applicable, the rules of the exchange or quotation system on which our common stock is then traded, without obtaining such prior stockholder approval.

The restrictions described above shall automatically terminate if and when our stockholders duly approve the issuance of shares of common stock under the indenture in excess of the Maximum Shares for purposes of NASDAQ Listing Rule 5635(d) or any successor rule or any rule of any other principal exchange on which our common stock is then traded.

For the avoidance of doubt, the applicable conversion rate for purposes of determining the “Maximum Shares” issuable pursuant to this section shall be determined as set forth under “—Anti-Dilution Adjustments,” without giving effect to any additional shares that would be added to the conversion rate as set forth under “—Adjustment to Conversion Rate Upon a Fundamental Change.”

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the new notes. These calculations include, but are not limited to, determinations of the closing prices of our common stock, accrued interest payable on the notes and the conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of new notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder. Neither the trustee nor the conversion agent shall be responsible for making any calculations for determining amounts to be paid or for monitoring any stock price.

Reports

We shall file all reports and other information and documents which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after we file them with the SEC, we shall file copies of all such reports, information and other documents with the trustee. It is agreed that the filing of such reports via the SEC’s EDGAR system shall constitute “filing” of such reports with the trustee for purposes of this provision.

Satisfaction and Discharge

We may discharge our obligations under the indenture while new notes remain outstanding if (1) all outstanding new notes have or will become due and payable at their scheduled maturity within one year or (2) all outstanding new notes are scheduled for redemption within one year, and, in either case, we have deposited with the trustee or a paying agent an amount sufficient to pay and discharge all outstanding new notes on the date of their scheduled maturity or the scheduled date of redemption; provided, however, that the foregoing shall not discharge our obligation to effect conversion, registration of transfer or exchange of securities in accordance with the terms of the indenture.

Transfer and Exchange

We have appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

•	vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•	act as the paying agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

All new notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All new notes delivered to the trustee shall be cancelled promptly by the trustee. No new notes shall be authenticated in exchange for any new notes cancelled as provided in the indenture.

We may, to the extent permitted by law, purchase new notes in the open market or by tender offer at any price or by private agreement. Any new notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any new notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any new notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

We will replace mutilated, destroyed, stolen or lost new notes at your expense upon delivery to the trustee of the mutilated new notes, or evidence of the loss, theft or destruction of the new notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed new note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such new note before a replacement new note will be issued.

No Recourse against Others

A director, officer, employee or stockholder, as such, of us shall not have any liability for any of our obligations under the new notes or the indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The holder of any new note by accepting the new note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the new notes.

Governing Law

The indenture and the new notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N. A. has agreed to serve as the trustee under the indenture (see “Tender and Paying Agent”). The trustee is permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the new notes, the trustee must eliminate such conflict or resign.

The holders of a majority in principal amount of all outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

The new notes initially will be issued in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called certificated securities) will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called participants) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the indirect participants) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of new notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global security for all purposes under the indenture and the new notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the new notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any new notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, premium, if any, and interest (including any additional interest) on the new notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including additional interest) on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any new note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of new notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the new notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth under the heading “Notice to Investors.” Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF COMMON STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our certificate of incorporation, as amended, and all applicable provisions of Delaware law.

General

We are authorized to issue 250,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Directors are elected by plurality vote.

Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services.

The following provisions in our charter or bylaws may make a takeover of our company more difficult:

•	a provision in our charter that our board of directors will be a classified board pursuant to which one-third of our directors will be elected each year to serve for a three-year term;

•	the ability of our board of directors to designate the terms of and issue new series of preferred stock;

•	a bylaw limiting the persons who may call special meetings of stockholders to our board of directors; and

•

bylaws establishing an advance written notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

Delaware Anti-Takeover Statute. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date that person became an interested stockholder, unless:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Transfer Agent

The transfer agent for our common stock is BNY Mellon Shareowner Services. Their address is 480 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Trust Administration. Their telephone number is (877) 424-4271.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of the exchange of old notes for new notes and the note exchange payment pursuant to the exchange offer and of the ownership and disposition of the new notes and common stock into which a new note is convertible (old notes and new notes are sometimes referred to collectively as the convertible notes). The discussion is based on the Internal Revenue Code of 1986, as amended (the Code), and regulations, rulings and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. The discussion does not describe any tax consequences arising out of the laws of any local, state, or foreign jurisdictions and does not consider any aspects of U.S. federal tax law other than income taxation. The discussion does not deal with special classes of beneficial owners of the convertible notes, such as dealers or traders in securities, investors that elect mark to market accounting, banks, financial institutions, insurance companies, tax-exempt organizations, partnerships, grantor trusts, or other pass-through entities (or entities treated as such for tax purposes), U.S. expatriates, persons holding the convertible notes as a part of a hedging, integration, conversion or constructive sale transaction or a straddle, U.S. Holders (as defined below) subject to the alternative minimum tax, or U.S. Holders having a functional currency other than the U.S. Dollar. This discussion assumes that the convertible notes are held as “capital assets” within the meaning of Section 1221 of the Code. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of convertible notes that is:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•

a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons within the meaning of the Code have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” of convertible notes means a beneficial owner of convertible notes that is an individual, a corporation, an estate or a trust that is not a U.S. Holder.

If a partnership or other flow-through entity holds the convertible notes, the tax treatment of a partner in the partnership or beneficial owner of the flow-through entity generally will depend upon the status of the partner / owner and the activities of the partnership or flow-through entity. A partner of a partnership or a beneficial owner of a flow-through entity holding convertible notes should consult its own tax advisor regarding the U.S. federal income tax consequences of the exchange offer.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. U.S. Holders are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction. The statements of U.S. federal income tax considerations set out below are based on the laws and regulations in force and interpretations thereof as of the date of this offering memorandum, and are subject to changes occurring after that date.

To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that the discussion of tax matters set forth in this offering memorandum was written in connection with the preparation of exchange offer and was not intended or written to be used, and cannot be used by any prospective investor, for the purpose of avoiding tax-related penalties under federal, state, or local tax law. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Material Federal Income Tax Consequences of the Exchange Offer

Tax Characterization of the Exchange of the Old Notes for the New Notes

Generally, the exchange of an old debt instrument for a new debt instrument will be treated as an “exchange” for U.S. federal income tax purposes upon which gain or loss is realized if the exchange results in a “significant” modification of the terms of the old debt instrument within the meaning of the applicable U.S. Treasury Regulations (the Regulations). Under the Regulations, a modification is significant if, based on all of the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”

Under the Regulations certain types of modifications are not significant modifications. The Regulations provide that a change in yield of a debt instrument is not a significant modification unless the yield of the modified instrument (determined by taking into account any payments made by the issuer to the holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument. The Regulations provide that all modifications to a debt instrument (other than, inter alia, a significant change in yield) are considered collectively, so that a series of such modifications may be significant when considered together although each modification, if considered alone, would not be significant.

Although the law is subject to uncertainty and the matter is not free from doubt, we intend to take the position that the receipt of the note exchange payment and differences between the terms of the old notes and new notes should not cause a significant modification of the old notes under the Regulations and should not result in the treatment of the exchange of the old notes for the new notes as an “exchange” for U.S. federal income tax purposes. The receipt of the note exchange payment is not expected to result in a signification modification of the old notes under the Regulations because the increase in yield of a new note, compared to the yield on an old note is expected to be less than 25 basis points and less than five percent of the annual yield on the old note (computing yield for this purpose by treating the note exchange payment as part of the yield of the new note and otherwise in the manner prescribed by the Regulations). Moreover, the differences between the terms of the old notes and new notes are not expected to result in a significant modification of the old notes. The Company’s position is based on an expectation that the value of a new note will not differ from the value of an old note for which it is exchanged, an expectation that no one or more of the changes in terms of a new note compared to an old note will be economically significant, and an expectation that the changes in the terms of the conversion feature of a new note compared to an old note will not affect the market yield of the new note. Based on such expectations, the Company will take the position that the exchange of an old note for a new note and the note exchange payment will not be treated as an “exchange” for U.S. federal income tax purposes. However, this position is subject to uncertainty because neither the Regulations nor any other legal authority provides sufficient guidance on whether changes similar to the changes to the terms of the old notes should be treated as a significant modification. Therefore, there can be no assurance that the IRS or a court will agree with this position.

Federal Income Tax Consequences of the Exchange Offer to U.S. Holders

Tax Treatment if the Exchange of the Old Notes for the New Notes and the Note Exchange Payment is Not Treated as an “Exchange” for Tax Purposes

If, consistent with the Company’s position, the exchange of old notes for new notes is not treated as an “exchange” for U.S. federal income tax purposes, a U.S. Holder of the old notes will not recognize any income, gain or loss in connection with the exchange except with respect to the note exchange payment received (as discussed below), and will have the same issue price, adjusted tax basis and holding period in the new notes after the exchange that such holder had in the old notes immediately before such exchange.

The tax treatment of the receipt of a note exchange payment by U.S. Holders is unclear because there are no authorities that directly address the treatment of this payment. Consistent with our position that the exchange does not result in a “significant modification” and therefore does not constitute an “exchange” for U.S. federal income tax purposes, we intend to take the position that the note exchange payment will be treated as a separate payment in the nature of a fee, which will constitute ordinary income to U.S. Holders in the full amount of the payment, without reduction by any portion of a U.S. Holder’s basis in the old notes. Alternatively, the note exchange payment may be treated as a principal payment on the old note or may be treated as a payment of interest. Each U.S. Holder should consult its own tax advisor as to possible alternative treatment of the note exchange payment.

Tax Treatment if the Exchange of the Old Notes for the New Notes and the Note Exchange Payment is Treated as an “Exchange” for Federal Income Tax Purposes

If, contrary to our position, the exchange of an old note for a new note is treated as an “exchange” for federal income tax purposes, the tax consequences to a holder will vary depending on whether the exchange qualifies as a recapitalization for U.S. federal income tax purposes. The exchange would qualify as a recapitalization if the old notes and new notes are treated as “securities” for U.S. federal income tax purposes. The term security is not defined in the Code or the Regulations and has not been clearly defined by judicial decisions. The test as to whether a debt instrument is a security involves an overall evaluation of the nature of the debt instrument, the extent of the investor’s proprietary interest in the issuer compared with the similarity of the debt instrument to a right to receive a cash payment and certain other considerations. One of the most significant factors considered in determining whether a particular debt instrument is a security is its original term. In general, debt instruments with an initial term of less than five years are not likely to be considered securities. However, in some circumstances debt instruments with less than a five-year term have been considered securities and the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the holder’s possible equity participation in the issuer.

If the old notes and new notes qualify as securities and the exchange is treated as a recapitalization, U.S. Holders would not recognize any gain or loss on the exchange, except that (i) a portion of the new notes may be allocated to the accrued but unpaid interest on the old notes (and the U.S. Holder may be required to recognize ordinary income equal to that amount) and (ii) the note exchange payment may either be treated as ordinary income (e.g., a separate fee or interest income) or as amount realized on the exchange and taxable to such U.S. Holder to the extent of any gain realized on the exchange. In addition, except for any portion of the new notes which may be allocated to such interest, a U.S. Holder should have the same adjusted tax basis in the new notes as in the old notes immediately prior to the deemed exchange, increased by gain, if any, recognized due to the receipt of the note exchange payment and decreased by the amount of the note exchange payment received (assuming, as discussed below, that the note exchange payment is treated as an amount realized in the deemed exchange, rather than ordinary income), and the holding period in the new notes should include the holding period in the old notes.

If the exchange fails to qualify as a tax-free recapitalization, the exchange would be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder would therefore generally recognize gain or loss (subject to the wash sale rules) on the exchange of the old note in an amount equal to the difference between (1) the amount realized on the exchange and (2) the U.S. Holder’s adjusted tax basis in the old note exchanged at the time of exchange. The amount realized on the exchange will include the issue price of the new notes (which will be equal to the trading price of the new notes if they are publicly traded within the meaning of the applicable Regulations or the stated principal amount of the new notes if neither the old notes or new notes are publicly traded within the meaning of the applicable Regulations) and the note exchange payment (assuming that such amount is not treated as ordinary income (e.g., a separate fee or interest income)). The amount realized will not include any amount that is attributable to accrued and unpaid interest or any portion of the note exchange payment that is treated as ordinary income. Any gain or loss recognized upon the exchange of the old notes will be capital gain or loss (unless such gain is treated as ordinary income based on the application of the market discount rules) and will be long-term capital gain or loss if the U.S. Holder’s holding period in the old notes exceeded one year at the time of sale. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations.

If there is an “exchange” of the old notes for the new notes for U.S. federal income tax purposes (and regardless of whether the exchange is treated as a recapitalization) and, if the “issue price” of the new notes is determined to be less than the “stated redemption price at maturity” by more than a statutory de minimis amount, then the new notes would be treated as having been issued with original issue discount (OID) for U.S. federal income tax purposes. In addition, if the issue price of a new note exceeds its stated principal amount, the excess would constitute amortizable bond premium. Holders should consult their own tax advisors regarding the potential tax consequences of a deemed exchange, including any tax consequences arising if the new notes held by a holder are considered to have OID, acquisition premium, bond premium, or market discount.

Federal Income Tax Consequences of the Exchange Offer to U.S. Non-U.S. Holders

The characterization of an exchange of old notes for new notes is the same as the characterization of such exchange for U.S. Holders, with the following two exceptions. To the extent any gain is required to be recognized on the exchange, a Non-U.S. Holder generally would be subject to the rules under the heading “Material Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Sale, Exchange, Certain Redemptions or other Taxable Dispositions of the New Notes or Common Stock” below. Because of the uncertainty in the law as to the U.S. federal income tax treatment of the note exchange payment, U.S. federal income tax at the rate of 30% will be withheld from the note exchange payment that is paid to a Non-U.S. Holder unless:

•

the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the note exchange payment is effectively connected and provides a properly executed Form W-8ECI (or successor form); or

•

a tax treaty between the United States and the country of residence of the Non-U.S. Holder eliminates or reduces the applicable withholding rate for “Other Income” and such Non-U.S. Holder provides a properly executed Form W-8BEN (or successor form).

Non-U.S. Holders should consult their own tax advisors regarding alternative treatments of the note exchange payment and the availability of a refund of any U.S. withholding tax.

Each U.S. and Non-U.S. Holder of the convertible notes is urged to consult its tax adviser with respect to the U.S. federal income tax consequences if the exchange of an old note for a new note is treated as a “significant modification” of the terms of the old note and thus an “exchange” of the old note for the new note for U.S. federal income tax purposes and the potential treatment of such exchange as a recapitalization. The discussion that follows assumes that an exchange of old notes for new notes pursuant to the exchange offer is not a significant modification or an “exchange” for U.S. federal income tax purposes.

Material Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock

Treatment of Stated Interest

Stated interest on the new notes will be treated as “qualified stated interest” (i.e., stated interest that is unconditionally payable at least annually at a single fixed rate over the entire term of the new notes) and will be taxable to U.S. Holders as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of tax accounting. This assumes that a U.S. Holder has not made an election to treat stated interest on the new notes as OID, as discussed below.

Original Issue Discount

A person that has acquired a note may be considered to have acquired a note with OID if the issue price of the note is less than its stated principal amount (by more than a de minimis amount). The “issue price” of a note issued for money generally is the first price at which a substantial amount of the “issue” of such notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The issue price of a note issued in exchange for another note would be equal to the trading price of newly issued notes if such notes were publicly traded within the meaning of the applicable Regulations. The old notes were issued with OID and therefore new notes issued in exchange for old notes will have OID.

A holder (whether a cash or accrual method taxpayer) is required to include in gross income all OID as it accrues on a constant yield to maturity basis, before the receipt of cash payments attributable to this income. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to a note for each day during that taxable year on which the holder holds the note. The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” with respect to a note may be of any length selected by the holder and may vary in length over the term of the note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. The OID allocable to any accrual period will equal (a) the product of the “adjusted issue price” of the note as of the beginning of such period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) less (b) the qualified stated interest allocable to that accrual period. The “adjusted issue price” of a note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID includible in income by the U.S. Holder, and decreased by previous payments on the note that were not qualified stated interest payments.

A holder will not be required to recognize any additional income upon the receipt of any payment on a note that is attributable to previously accrued OID (if any).

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under “ –Original Issue Discount,” with certain modifications. For purposes of this election, interest includes stated interest and OID. This election generally applies only to a note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult their tax advisors concerning the consequences of this election.

Additional Payments

We may be required to pay additional interest to holders of the new notes in certain circumstances described above under the heading “Description of New Notes—Events of Default.” We intend to take the position that the likelihood of paying additional interest is remote and therefore we intend to take the position (and this discussion assumes) that the new notes will not be treated as contingent payment debt instruments. Assuming our position is respected, a U.S. Holder would be required to include in income such additional ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes. The IRS may take a different position, however, which could affect the timing of both your income from the new notes and our deduction with respect to the payment of additional interest.

Sale, Exchange, Certain Redemption or other Taxable Dispositions of the New Notes

Upon the sale or exchange, or upon certain redemptions or other taxable dispositions of a new note (other than a conversion described below under “—Conversion of the New Notes”), a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income not previously included in income, which will be taxable as ordinary income) and (ii) the holder’s adjusted tax basis in the new notes. A U.S. Holder’s adjusted tax basis in a new note generally will be equal to the holder’s cost therefor, increased by OID previously includible in income by the U.S. Holder and reduced by the amount of any previous payments that were not qualified stated interest payments. Such capital gain or loss will be long-term capital gain or loss (unless such gain is treated as ordinary income based on the application of the market discount rules) if a holder has held the new notes for more than one year at the time of sale, exchange or redemption. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses against ordinary income is subject to limitations.

Market Discount

A person that has acquired a note (other than at original issue) may be considered to have acquired a note at a “market discount’ if the person’s basis in the note is less than the “stated redemption price” at maturity of the note (or the “revised issue price” of a note if the purchased note had OID) by more than a de minimis amount (generally less than 0.25% of the stated redemption price of a note at maturity multiplied by the number of remaining whole years to maturity), then the market discount will be deemed to be zero. A U.S. Holder will be considered to have acquired a new note at a market discount if the old note for which such note was exchanged had market discount or if the new note is subsequently acquired (other than at original issue) at a market discount.

Unless a holder elects to include market discount in income currently as it accrues, such holder will be required to treat any principal amount received or gain it realizes on a sale, exchange, retirement or other taxable disposition of a note as ordinary income to the extent of any accrued market discount on the note. In general, market discount on a note will accrue ratably over the remaining term of the note or, at the election of the holder, under a constant yield method. In addition, a holder will be required to defer the deduction of all or a portion of the interest on any indebtedness incurred to purchase or carry a note unless the holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS.

If a holder exchanges or converts a note into common stock in a transaction that is otherwise tax free, any accrued market discount will carry over and generally be recognized upon a disposition of the common stock.

Acquisition Premium

A person that has acquired a note may be considered to have acquired a note with “acquisition premium” if the person’s initial tax basis in the note is less than or equal to the sum of all remaining scheduled payments on the note after the acquisition date (other than payments of qualified stated interest), but is in excess of the note’s adjusted issue price (as discussed under the caption “—Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Original Issue Discount”). A U.S. Holder will be considered to have acquired a new note with acquisition premium if the old note for which such note was exchanged had acquisition premium or if the new note is subsequently acquired (other than at original issue) with acquisition premium.

A holder that does not make the election described above to treat all interest as OID is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of a holder’s adjusted basis in a note immediately after its acquisition over the adjusted issue price of the note and the denominator of which is the excess of the note’s principal amount over the note’s adjusted issue price.

Bond Premium

A person that has acquired a note may be considered to have acquired a note with “bond premium” if the person’s basis in the note (reduced by an amount equal to the value of the conversion option) is more than the “stated redemption price” at maturity of the note.” A U.S. Holder will be considered to have acquired a new note with bond premium if the old note for which such note was exchanged had bond premium or if the new note is subsequently acquired (other than at original issue) with bond premium.

If an election is made, the bond premium may generally be amortized over the term of a note to offset a portion of stated interest that would otherwise be includible in income. Such an election generally applies to all taxable debt instruments held by the holder on or after the first day of the first taxable year for which the election is made, and the election may be terminated only with the consent of the IRS. U.S. Holders that acquire a new note with bond premium should consult their tax advisors regarding the manner in which such premium is calculated and the election to amortize bond premium over the life of the instrument.

Conversion of the New Notes

Conversion of the New Notes into a Combination of our Common Stock and Cash

The U.S. federal income tax treatment of a U.S. Holder’s conversion of the new notes into our common stock and cash is uncertain. U.S. Holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange or as a recapitalization, as briefly discussed below.

Possible Treatment as Part Conversion and Part Redemption

The conversion of a new note into our common stock and cash may be treated for U.S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the new note. In that event, a U.S. Holder would not recognize any income, gain or loss with respect to the portion of the new note considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock or any common stock attributable to accrued interest (which will be treated in the manner described below). A U.S. Holder’s tax basis in the stock received upon conversion (other than common stock received with respect to accrued interest) generally would be equal to the portion of its tax basis in a new note allocable to the portion of the new note deemed converted. A U.S. Holder’s holding period for such common stock generally would include the period during which the U.S. Holder held the convertible note.

With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the new note, a U.S. Holder generally would recognize gain or loss equal to the difference between the amount of cash received (other than amounts attributable to accrued interest, which will be treated in the manner described below) and the U.S. Holder’s tax basis allocable to such portion of the new note. Gain or loss recognized will be long-term capital gain or loss if the U.S. Holder has held the convertible note for more than one year. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Although the law on this point is not entirely clear, a U.S. Holder may allocate its tax basis in a new note among the portion of the new note that is deemed to have been converted and the portion of the new note that is deemed to have been redeemed based on the relative fair market value of our common stock and the amount of cash received upon conversion. In light of the uncertainty in the law, holders are urged to consult their own tax advisors regarding such basis allocation.

Possible Treatment as a Recapitalization

The conversion of a new note into our common stock and cash may instead be treated in its entirety as a recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. Holder than if the conversion were treated as a part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. Holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of our common stock received (treating fractional shares as received for this purpose) in the exchange (other than any cash or common stock attributable to accrued interest) over (B) the U.S. Holder’s tax basis in the new notes, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares or cash attributable to accrued interest, which will be treated in the manner described below). The U.S. Holder would have an aggregate tax basis in the common stock received in the conversion (other than common stock received with respect to accrued interest) equal to the aggregate tax basis of the new notes converted, decreased by the aggregate amount of cash (other than cash in lieu of fractional shares and cash attributable to accrued interest) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such common stock received by the U.S. Holder would include the period during which the U.S. Holder held the convertible notes. Gain recognized will be long-term capital gain if the U.S. Holder has held the convertible notes for more than one year. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation.

Treatment of Cash in Lieu of a Fractional Share

If a U.S. Holder receives cash in lieu of a fractional share of our common stock, such U.S. Holder would be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. Holder generally will recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the portion of the U.S. Holder’s tax basis in the new notes that is allocated to the fractional share.

Treatment of Amounts Attributable to Accrued Interest

Any cash and the value of any common stock received that is attributable to accrued interest on the new notes not yet included in income would be taxed as ordinary interest income. The basis in any shares of our common stock attributable to accrued interest would equal the fair market value of such shares when received. The holding period for any shares of our common stock attributable to accrued interest would begin the day after the date of receipt.

U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of new notes into a combination of cash and our common stock.

Constructive Dividends

Holders of convertible debt instruments such as the new notes may, in certain circumstances, be deemed to have received distributions if the conversion price of such instruments is adjusted (or is not adjusted) and such adjustment (or non-adjustment) has the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a deemed distribution. Certain of the possible adjustments provided in the new notes (including, without limitation, adjustments in respect of taxable dividends to our stockholders) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you may be deemed to have received distributions includible in your income in the manner described below under “—Dividends” even though you have not received any cash or property as a result of such adjustments. Conversely, if an event occurs that increases the interests of holders of the new notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of holders of the new notes could be treated as a taxable stock dividend to such holders. In addition, if an event occurs that dilutes the interests of holders of the new notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to those stockholders.

Although there is no authority directly on point, the IRS may take the position that a constructive dividend deemed paid to a U.S. Holder would not be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received and that U.S. corporate holders would not be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay backup withholding taxes on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding taxes), we may, at our option, set-off any such payment against payments of cash and common stock payable on the new notes. Holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.

Dividends

Distributions, if any, made on our common stock generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Dividends received by individuals for taxable years through December 31, 2012, will generally be taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. The rate reduction will not apply to dividends received to the extent that the U.S. Holder elects to treat dividends as “investment income,” which may be offset by investment expense. If a U.S. Holder is a U.S. corporation, it will be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate U.S. Holder may qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of our stock.

Distributions in excess of amounts treated as dividend income will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock.

U.S. Holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends.

Sale, Exchange, Certain Redemptions or other Taxable Dispositions of Common Stock

Upon a sale or exchange, or upon certain redemptions or other taxable dispositions of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or redemption and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or redemption. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your adjusted tax basis and holding period in common stock received upon a conversion of a new note are determined as discussed above under “—Conversion of the New Notes.” The deductibility of capital losses against ordinary income is subject to limitations.

Backup Withholding and Information Reporting

We are required to furnish to the record holders of the new notes and common stock, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the new notes and dividends paid on the common stock, and payment of the proceeds received from a disposition of the new notes or shares of common stock.

You may be subject to backup withholding at a statutorily imposed rate (currently 28%) with respect to interest and OID paid on the new notes, dividends paid on the common stock or with respect to proceeds received from a disposition of the new notes or shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (TIN), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Material Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock

Interest and OID

Subject to the discussion below concerning backup withholding, generally, any interest or OID paid to a Non-U.S. Holder of a new note that is not United States trade or business income (and, if required by an applicable income tax treaty, not attributable to a U.S. permanent establishment) will not be subject to United States tax if the interest qualifies as “portfolio interest.” Generally interest on the new notes will qualify as portfolio interest and you will not be subject to the 30% United States federal withholding tax with respect to payments of interest on the new notes, provided that:

•

the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership;

•	the Non-U.S. Holder is not a bank whose receipt of interest on a new note is described in Section 881(c)(3)(A) of the Code; and

•

(a) the Non-U.S. Holder provides it name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)), or (b) the Non-U.S. Holder holds the new notes through certain foreign intermediaries or certain foreign partnerships and you and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to Non-U.S. Holders that are pass-through entities. Prospective investors should consult their tax advisors regarding the certification requirements for Non-U.S. Holders.

If a Non-U.S. Holder cannot satisfy the requirements described above, it will be subject to the 30% United States federal withholding tax with respect to payments of interest on the new notes, unless it provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a United States trade or business. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a new notes is effectively connected with your conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, it will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, a Non-U.S. Holder who is a foreign corporation may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable United States income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct of a trade or business in the United States.

Additional Payments

We may be required to pay additional interest to you in certain circumstances described above under the heading “Description of the New Notes –Events of Default.” For a discussion of the impact of additional interest on the new notes, see the discussion under “Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Additional payments.” It is possible that payments of additional amounts, if any, made to Non-U.S. Holders may be subject to United States federal withholding tax at a rate of 30% unless we receive an IRS Form W-8BEN or an IRS Form W-8ECI from you claiming, respectively, that such payments are subject to reduction or elimination of withholding under an applicable treaty or that such payments are effectively connected with your conduct of a United States trade or business. We will determine if any withholding is required if and when such amounts become payable. If we withhold tax from any payment of additional amounts made to you and such payment were determined not to be subject to United States federal tax, a Non-U.S. Holder generally would be entitled to a refund of any tax withheld provided that the required information is timely furnished to the IRS.

Non-U.S. Holders should consult with their own tax advisors as to the tax considerations that relate to the potential additional interest payments.

Sale, Exchange, Certain Redemptions or other Taxable Dispositions of the New Notes or Common Stock

Subject to the discussion below regarding recent legislation relating to foreign accounts, gain realized by a Non-U.S. Holder on the sale, exchange, conversion (including a conversion of a new note into cash or a combination of cash and our common stock) or on certain redemptions or other taxable dispositions of a new note (except with respect to accrued and unpaid interest, which would be taxable as described above) or a share of common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met; or

•

in the case of common stock, we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock. We do not believe that we are currently, and do not anticipate becoming, a United States real property holding corporation.

If the gain is described in the first bullet point above, a Non-U.S. Holder generally will be subject to U.S. federal income tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition under regular graduated U.S. federal income tax rates. If a Non-U.S. Holder is a corporation that is described in the first bullet point, it will be subject to tax on the net gain generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty) on any such effectively connected gain. If a Non-U.S. Holder is an individual described in the second bullet point above, it will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption, conversion or other taxable disposition, which may be offset by United States source capital losses, even though it is not considered a resident of the United States. Non-United States holders should consult any applicable income tax treaties that may provide for different rules. In addition, such holders are urged to consult their tax advisers regarding the tax consequences of the acquisition, ownership and disposition of the new notes or the common stock.

Dividends

In general, dividends, if any, received by a Non-U.S. Holder with respect to our common stock (and any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion price of the new notes, see “Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Constructive Dividends” above) will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable United States income tax treaty. Dividends that are effectively connected with the conduct of a trade or business in the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are generally subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates and are exempt from the 30% withholding tax (assuming compliance with certain certification and disclosure requirements). Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable United States income tax treaty. Because a constructive dividend deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a Non-U.S. Holder, we may, at our option, setoff any such payment against payments of cash and common stock payable on the new notes.

In order to claim the benefit of a United States income tax treaty or to claim exemption from withholding because dividends paid on our common stock are effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Backup Withholding and Information Reporting

A Non-U.S. Holder will not generally be subject to backup withholding with respect to payments of interest, OID, and dividends that we make provided that we do not have actual knowledge or reason to know that the holder is a United States person that is not an exempt recipient and the holder has given us the statement described above under “Material United States Federal Income Tax Considerations—Material Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of the New Notes and Our Common Stock—Interest and OID.” In addition, the Non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a new note or a share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient or the holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to a Non-U.S. Holder the amount of, and the tax withheld with respect to, any interest or dividends paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the holder resides.

Non-U.S. Holders generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Recent Legislation Relating to Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in this new legislation) and certain other non-U.S. entities after December 31, 2012. The legislation imposes a 30% withholding tax on (a) interest payments on, or gross proceeds from the sale or other disposition of, certain obligations and (b) dividend payments on, or gross proceeds from the sale or disposition of, stock, in each case, paid to a foreign financial institution (including financial intermediaries) unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. These withholding obligations do not apply to interest payments on, or gross sale proceeds from the sale or disposition of, obligations outstanding prior to March 18, 2012, and therefore will not apply to payments on or with respect to the new notes. However, such legislation will apply to dividend payments with respect to our common stock paid after December 31, 2013, and to the gross proceeds from the sale or disposition of our common stock paid after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

THE PRECEDING DISCUSSION OF CERTAIN US FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NEW NOTES AND THE COMMON STOCK INTO WHICH THE NEW NOTES MAY BE CONVERTED OR FOR WHICH THE NOTES MAY BE EXCHANGED, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

To our knowledge, none of our directors, executive officers or controlling persons, or any of their affiliates, beneficially own any old notes or will be tendering any old notes pursuant to the exchange offer. Neither we nor any of our subsidiaries nor, to our knowledge, any of our directors, executive officers or controlling persons, nor any affiliates of the foregoing, have engaged in any transaction in the old notes during the 60 days prior to the date hereof.

INFORMATION AGENT

Georgeson Inc. has been appointed as the information agent for the Exchange Offer. We have agreed to pay the information agent reasonable and customary fees for its services and will reimburse the information agent for its reasonable out of pocket expenses. Any questions regarding the procedures for tendering in the exchange offer and requests for assistance in tendering your old notes, or requests for additional copies of this offering memorandum or the letter of transmittal should be directed to the information agent as set forth below:

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call (212) 440-9800

All others call Toll-Free (866)-541-3547

TENDER AND PAYING AGENT

The Bank of New York Mellon Trust Company, N.A. has been appointed as the tender and paying agent for the exchange offer. We have agreed to pay the tender and paying agent reasonable and customary fees for its services. All completed letters of transmittal and agent’s messages should be directed to the tender and paying agent at the address set forth below.

The Bank of New York Mellon Trust Company, N.A.

The Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7 East

New York, N.Y. 10286

Attn: Mr. David Mauer

Telephone: (212) 815-3687

Fax: (212) 298-1915

We will bear the fees and expenses relating to the exchange offer. We are making the principal solicitation by mail and overnight courier. However, where permitted by applicable law, additional solicitations may be made by facsimile, telephone, email or in person by our officers and regular employees and those of our affiliates. We will also pay the information agent and tender and paying agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. We will indemnify the information agent and the tender and paying agent against certain liabilities and expenses in connection with the exchange offer, including liabilities under the federal securities laws.

MISCELLANEOUS

We are not aware of any jurisdiction in the United States in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any such jurisdiction in the United States in which the making of the exchange offer would not be in compliance with applicable law, we will make a reasonable good faith effort to comply with any such law. If, after such reasonable good faith effort, we cannot comply with any such law, the exchange offer will not be made to (nor will surrenders of old notes for exchange in connection with the exchange offer be accepted from or on behalf of) the owners of old notes residing in such jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying letter of transmittal and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by us, tender and paying agent or any other person. The statements made in this offering memorandum are made as of the date on the cover page of this offering memorandum, and the statements incorporated by reference are made as of the date of the document incorporated by reference. The delivery of this offering memorandum and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein or incorporated by reference is correct as of a later date.

Recipients of this offering memorandum and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the exchange offer.